UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the securities
Exchange Act of 1934
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MULTIBAND CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Multiband Corporation
9449 Science Center Dr.
New Hope, MN 55428
(763) 504-3000

November 25, 2009

To the shareholders of Multiband Corporation

As a shareholder of Multiband Corporation, a Minnesota corporation (“Multiband”), you are cordially invited to attend a special meeting of the shareholders (the “Multiband Special Meeting” or “Special Meeting”).  The Multiband Special Meeting will occur on Thursday,  December 17,  2009 at 3 pm central time, at 9449 Science Center Drive, New Hope, MN 55428.  At the Multiband Special Meeting, you will be asked to consider and vote upon a proposal to approve the acquisition (“the acquisition”) of  the remaining 20% of the stock of the DirecTECH Holding Co, Inc. (DTHC) operating entities by Multiband via the issuance of ten million dollars worth of Series J Preferred Stock pursuant to that certain Stock Purchase Agreement (the “Agreement”) dated November 2008, between Multiband and DTHC.

Multiband’s Board of Directors has unanimously approved the Acquisition.  ACCORDINGLY, MULTIBAND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MULTIBAND’S SHAREHOLDERS APPROVE THE ACQUISITION.

Under Minnesota state law and Multiband’s Articles of Incorporation and Bylaws as amended and restated, the Acquisition must be approved by the affirmative vote of the holders of a majority of Multiband’s issued and outstanding shares of common stock that are present in person or by proxy at the Special Meeting.  Your vote is very important.  Only shareholders of record of Multiband’s common stock at the close of business on November 10, 2009, will be entitled to notice of and to vote at the Multiband Special Meeting or any adjournment or postponement thereof. On November 10, 2009, there were          shares of our common stock outstanding and entitled to vote.

WHETHER OR NOT YOU PLAN TO ATTEND THE MULTIBAND SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES OF MULTIBAND AS THE CASE MAY BE, BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES OF MULTIBAND THAT ARE REGISTERED UNDER DIFFERENT NAMES OR, HELD IN MORE THAN ONE ACCOUNT BY A BANK, BROKER OR OTHER NOMINEE HOLDER, PLEASE VOTE ALL OF YOUR MULTIBAND SHARES OF COMMON STOCK SHOWN ON ALL OF YOUR PROXY CARDS.

Voting by proxy will not prevent you from voting your shares of Multiband common stock in person if you later decide to attend the special meeting and vote in person.

Thank you for your continued support.

MULTIBAND CORPORATION

November 25, 2009	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

TABLE OF CONTENTS

Item	Page Number

Notice of Special Meeting	1

Proxy Statement	2

Questions and Answers	3-6

Security Ownership	7-8

Proposal Number One	9-11

Selected Financial Data	12-17

Risk Factors	18-21

Proposal Number Two	21

Pro Forma Financial Information	23-21

Legal Matters	32

Experts	32

Information Incorporated By Reference	32

Where You Can Find Additional Information	32

Proxy	32

Annex 1- Series J Preferred Stock Certificate of Designation	35-42

Annex 2- Fairness Opinion	43-52

Annex 3- Directech Holding Company, Inc. And Subsidiaries	53-84

NOTICE OF SPECIAL MEETING OF MULTIBAND CORPORATION AND SHAREHOLDERS
TO BE HELD ON DECEMBER 17, 2009

TO MULTIBAND CORPORATION SHAREHOLDERS:

A  Special Meeting of the shareholders ( the “Multiband “Special Meeting”) of Multiband Corporation, a Minnesota corporation (“Multiband”) will be held on December 17, 2009, at 3:00 p.m. Central Standard Time at 9449 Science Center Drive, New Hope, Minnesota for the following purposes:

1.	To approve the acquisition of the remaining 20% of the stock of the DTHC operating entities via the issuance of ten million dollars worth of Series J Preferred Stock.
2.	To approve a proposal to grant the board of directors authority to adjourn, postpone or continue the Special Meeting.

Only holders of Multiband common stock at the close of business on November 10 , 2009, are entitled to notice of and to vote at the Multiband Special Meeting.

Your vote is important, regardless of the number of shares of Multiband common stock that you own.  The approval of the acquisition requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Multiband common stock that are present in person or by proxy at the special meeting. Therefore, abstentions and broker non-votes will have the same effect as a vote against the Acquisition Proposal.

The proposal to adjourn the Special Meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the outstanding shares of Multiband common stock, respectively, that are present in person or by proxy at the Special Meeting.  Abstentions are considered present and entitled to vote and therefore will have the same effect as a vote against any proposal to adjourn the Special Meeting, whereas broker non-votes are not considered present and entitled to vote and will not affect any proposal to adjourn the Special Meeting.

If you sign, date and mail your Proxy Card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the acquisition and in favor of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies,  If you fail to return your Proxy Card, the effect will be that your shares of Multiband common stock as the case may be, will not be counted for the purposes of determining whether a quorum is present at the Special Meeting and, because both proposals require a certain percentage vote to pass, will effectively act as votes against the proposals.  If you are a Multiband stockholder of record and do attend the Special Meeting and wish to vote in person, you will be entitled to do so.

If you are a holder of Multiband common stock, please sign, date and return your enclosed Proxy Card to Steven M. Bell, Chief Financial Officer of Multiband, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first-class mail to 9449 Science Center Dr., New Hope, MN 55428 (if you use first-class mail, you must place the envelope in the mail no later than December 14, 2009);
(b)	Delivery of the sealed envelope by hand to Steven M. Bell, no later than 3:00 p.m. Central Standard Time, December 17, 2009;
(c)	Facsimile at (763) 504-3060 to the attention of Steven M. Bell, no later than 3:00 p.m. Central Standard Time December 17, 2009; or

This proxy is being mailed to shareholders on or about November 25, 2009.

By order of the Multiband Corporation Board of Directors
/s/James L. Mandel
James L. Mandel, Chief Executive Officer
New Hope, Minnesota, November 25, 2009

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for our special meeting of shareholders to be held on December  17,  2009 or any adjournment or postponement of the meeting. The time, place and purposes of the meeting are disclosed on the cover page of these materials and in the notice of the special meeting.

This proxy statement, the proxy and the notice of the special meeting of shareholders are first being sent or given to shareholders on or about November 10,  2009. References in this proxy statement to “us”, “we” “our” or the “Corporation.” refer to Multiband Corporation.

The holders of our common stock as of the close of business on November 10, 2009 will be entitled to be present and to vote at the meeting. Each share of our common stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to be voted at the meeting. On November 10, 2009, there were shares of our common stock outstanding and entitled to vote. The board of directors requests that you execute and return the proxy promptly whether or not you plan to attend the meeting. Any vote by proxy may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the corporate secretary or by executing a subsequent proxy or by voting in person at the special meeting.

The shares represented by properly executed proxies will be voted in accordance with the instructions provided therein and where no instructions are given, will be voted in favor of the proposal to acquire the remaining 20% of the DTHC operating entities via the issuance of ten million dollars worth of Series J Preferred Stock. Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the meeting.  Absentions are counted only for the purpose of determining whether a quorum is present at the meeting.

Expenses of Proxy Solicitation

The expenses of preparing, printing and mailing this Proxy Statement/Prospectus and the proxies solicited hereby will be borne by Multiband.  Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Multiband, none of whom will receive additional compensation therefore.

Adjournments

Although it is not currently expected, the Multiband Special Meeting may be adjourned for the purpose of soliciting additional proxies to vote for the approval of the Merger Agreement.  Any adjournment may be made without notice, other than by an announcement made at the Special Meeting

QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MULTIBAND SPECIAL MEETINGS

Q:	When and where will the Multiband Special Meeting Occur?

A:	The Special Meeting of Multiband’s shareholders will be held at 3:00 p.m. Central Standard Time, December 17, 2009, 9449 Science Center Drive, New Hope, MN 55428.

Q;	What matters will Multiband Shareholders be asked to vote at the Special Meeting?

A:	They will be asked to vote on two proposals:

1)	The approval of the acquisition;

2)	The adjournment of the Special Meetings, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the acquisition;

Q:	Who is soliciting your proxy?

A:	The proxy is being solicited by the Board of Directors of Multiband.

Q:	How do the Multiband Board of Directors recommend you vote on the proposals?

A:	The members of the Multiband Board of Directors recommend that the Multiband, respectively, vote:

FOR the proposal to approve the acquisition;

FOR adjournment of the special meeting, if necessary or appropriate to solicit additional proxies to vote for the approval of the acquisition;

Q:	When is the Acquisition expected to be completed?

A:	Multiband expects to complete the acquisition to be completed by no later than December 31, 2009 but that date may be extended by mutual agreement of the parties.

Q:	What vote of shareholders is expected to approve the Acquisition?

A:
Approval of the Acquisition requires an affirmative vote of a majority of the shareholders of Multiband common stock as of the record date of November 10 , 2009 that are present in person or by proxy at the special meeting.

Q:	Who is entitled to vote at the Multiband Special Meeting?

A:
Multiband shareholders as of the close of business on November 10 , 2009, the record date for the Multiband Special Meeting are entitled to receive notice of and to attend and vote at the Multiband Special Meeting.  At the record date,            shares of Multiband common stock, held by Multiband shareholders of record were outstanding and entitled to vote.  Multiband shareholders may vote all shares that they owned as of the record date.  Multiband shareholders are entitled to one vote for each share of Multiband common stock that they own.

Q:	What does it mean if you get more than one Proxy Card?

A:
If you have shares of common stock that are registered in different names and/or are held in more than one account, you will receive more than one Proxy Card.  Please follow the directions for voting on each of the Proxy Cards you receive to ensure that all of your shares are voted.

Q:	How do you vote without attending the Special Meeting?

A:
If you are a registered Multiband shareholder (that is, if you hold you shares of Multiband common stock  in your name), you may vote your shares of common stock by following the instructions included with the enclosed Proxy Card and as indicated in the Notice of the Multiband Special Meeting.

If you hold your shares of Multiband common stock through a broker, bank or other nominee, you should follow the separate voting instructions provided by your broker, bank or other nominee with this Proxy Statement.

Q:	How do you vote in person at the Multiband Special Meeting?

A:
If you are a registered Multiband shareholder, you may attend the Special Meeting of the shareholders and vote your shares of Multiband common stock, as the case may be, in person at the Special Meeting by giving Multiband, as the case may be, a signed Proxy Card or ballot before the voting is closed.  If you want to do that, please bring proof of identification with you.  Even if you plan to attend the Special Meeting, Multiband recommend that you vote your shares of capital stock in advance as described above, so your vote will be counted even if you later decide not to attend.

If your shares of Multiband common stock are held in “street name”, through a broker, bank or other nominee holder, only your nominee holder can vote your shares.  (Shares purchased through a broker, typically, are registered and held in the name of and entity designated by the brokerage firm, in which event the shares are referred to as being held in “street name”.)

Q:	If your shares of Multiband capital stock are held in “street name” by your broker, bank or other nominee, will your nominee vote your shares for you?

A:
Only if you provide instructions to your broker, bank or other nominee on how to vote may your broker, bank or other nominee act as such.  You should follow the directions provided by your broker, bank or other nominee with this  Proxy Statement regarding how to instruct your nominee to vote your shares.  Without instructions from you, your shares will not be voted.  If your broker, bank or other nominee fails to contact you, you should contact your broker, bank, or other nominee directly.

Q:	May you change your vote?

A:	You may revoke or change your proxy at any time before it is voted. If you are a registered shareholder of Multiband, you may revoke or change your proxy before it is voted by:

1)	Filing a notice or revocation, which is dated later than the proxy you wish to revoke, with the Secretary of Multiband, as the case may be; or

2)	Submitting a duly executed Proxy Card bearing a later date in the manner indicated on the Proxy Card and in the Notice of Multiband Special Meeting.

Simply attending the Special Meeting in person will not constitute revocation of a proxy.  If your shares of capital stock are held in “street name”, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies.

Q:	What happens if you sell your shares of Multiband capital stock before the Special Meeting?

A:
If you were a Multiband shareholder of record on November , 2009, the record date, you retain your right to vote at the Multiband Special Meeting, even if you sell your shares of capital stock after that date.  If you held your Multiband shares of capital stock in “street name” on the record date, you retain your right to direct your broker or other nominee to vote at the Multiband Special Meeting, even if you sell your shares of capital stock after that date.

Q:	What is a quorum?

A:
A quorum of the holders of thirty-four percent (34%) of the issued and outstanding shares of Multiband common stock must be present to conduct business at the Multiband Special Meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q:	How are votes counted?

A:
For the proposal relating to the approval of the Acquisition, Multiband shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN”.  Approval of the Acquisition requires (a) the affirmative vote of the holders of a majority of the issued and outstanding Multiband common stock that are present in person or by proxy at the special meeting.  Abstentions will count for the purpose of determining whether a quorum is present, and will have the same effect as a vote against the Merger Agreement.

For the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to vote for approval of the acquisition, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.  The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the issued and outstanding Multiband common stock that are present in person or by proxy at the Special Meeting and entitled to vote on this proposal.  Abstentions are considered present and entitled to vote and therefore will have the same effect as a vote against any proposal to adjourn the meeting, whereas broker non-votes are not considered present and entitled to vote and will not affect the proposal to adjourn the respective Special Meeting.

If you sign your Proxy Card without indicating your vote, your Multiband shares of capital stock will be voted “FOR” the approval of the acquisition, and “FOR” adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

A broker non-vote generally occurs when a broker, bank, or other nominee holding shares on you behalf does not vote on a proposal because the nominee has not received your voting instruction and lack discretionary power to vote the shares.  Nominee holders will not have discretion to vote shares without instructions from the beneficial owner thereof because the matters to be voted on are not “routine” matters as to which such discretion applies.  Broker non-votes will not count as votes cast on a proposal.

Q:	Is it important for you to vote?

A:
Yes, because Multiband cannot conduct the votes to approve the acquisition without a quorum (as described above) of the holders of the issued and outstanding Multiband common stock present at the Special Meeting and Multiband need the affirmative vote in favor of the Acquisition by the holders of a majority of the issued and outstanding Multiband common stock, voting as a single class on an as-converted basis,.

Q:	Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Multiband.  Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Multiband, none of whom will receive additional compensation therefore.

Q:	Will a proxy solicitor be used?

A:	No, Multiband has decided not to retain the services of a proxy solicitor at the present time.

Q:	Who can help answer your other questions?

A:	If you have more questions about the Multiband Special Meeting, you should contact Steven M. Bell, Multiband’s Chief Financial Officer, at (763) 504-3000

SECURITY OWNERSHIP

Certain Beneficial Owners

The table below includes all of our shareholders that we know to beneficially own more than 5% of our common stock as of  November 10,  2009, unless otherwise indicated.

Name and Address of Beneficial Owners	Number of Shares [1] Beneficially Owned		Percent of Common Shares Outstanding
Steven M. Bell 9449 Science Center Drive New Hope, MN 55428	225,313	[2]	2.34%
Frank Bennett 301 Carlson Parkway – Suite 120 Minnetonka, Minnesota 55305	228,000	[3]	2.36%
Jonathan Dodge 715 Florida Avenue South – Suite 402 Golden Valley, MN 55426	56,100	[4]	*
David Ekman 200 44th Street SW Fargo, ND 58103	433,917	[5]	4.50%
Eugene Harris 7773 Forsyth Blvd Clayton, MO 63105	101,290	[6]	1.05%
James L. Mandel 9449 Science Center Drive New Hope, MN 55428	247,367	[7]	2.56%
Donald Miller 1924 Cocoplum Way Naples, FL 34105	337,021	[8]	3.49%
Special Situations Fund II QP, LP 527 Madison Avenue New York, NY 10022	603,086		6.25%
DirecTECH Holding Company, Inc. 33 West Second Street, Suite 504 Maysville, KY 41056-1166	1,490,000		15.44%
Lacuna, LLC 1100 Spruce Street Boulder, CO 80302	610,000		6.32%
All Directors and executive officers as a group (seven persons)	1,629,008		16.88%

*Less than one percent

1 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.  Based on common shares outstanding at November 10, 2009. Shares of common stock not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of November 10, 2009 or within 60 days of such date are treated as outstanding when determining the number of shares beneficially owned by each person and the group and the percent of the class owned by each individual and the group.  Unless otherwise indicated, each person named or included in the group has sole vesting and investment power with respect to the shares of common stock set forth opposite his or her name.  Unless otherwise indicated, the information in the table does not include any stock options and/or warrants outstanding that cannot be exercised within 60 days of November 10, 2009.

2 Includes vested options to acquire 107,100 shares of common stock.  Mr. Bell's Beneficial Ownership does include 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

3 Includes vested options to purchase 56,000 shares of common stock.

4 Includes vested options to acquire 51,000 shares of common stock.

5 Includes vested options to purchase 70,100 shares of common stock and preferred shares convertible into 43,600 shares of common stock.

6 Includes vested options to purchase 50,000 shares of common stock.

7 Includes vested options to purchase 200,100 shares of common stock.

8 Includes warrants and vested options to purchase 137,400 shares of common stock.

MULTIBAND PROPOSAL NO. 1

PROPOSAL TO APPROVE THE ACQUISITION OF THE REMAINING 20% OF THE DTHC OPERATING ENTITIES VIA THE ISSUANCE OF TEN MILLION DOLLARS WORTH OF SERIES J PREFERRED STOCK.

In November 2008, Multiband’s Board of Directors unanimously approved a Stock Purchase Agreement whereby Multiband would purchase 100% of the stock of the operating entities of DTHC. The board in approving the purchase relied, in part, on an independent fairness opinion written by Source Capital Group, Inc. which concluded the consideration for the overall purchase was fair. That opinion, dated December 26, 2008, is attached hereto.

Effective January 2, 2009, the Company purchased 80% of the issued and outstanding shares of common stock of all of the operating subsidiaries of DirecTECH Holding Company (DTHC) (an additional 29% of Multiband NC, Inc. (formerly Michigan MicroTECH (MMT)), 51% of which was previously purchased effective March 1, 2008 and 80% of Multiband NE, Inc.(NE), Multiband SW, Inc.(SW), Multiband EC Inc.(EC), Multiband MDU, Inc.(MBMDU), Multiband DV, Inc.(DV) and Multiband Security, Inc. (Security) (the “operating entities”).  DTHC, a fulfillment agent for a national satellite television company, DirecTV, specializes in the providing of satellite TV to single family homes.  The purpose of this acquisition was to increase the Company’s business of installing video services in single family homes (HSP segment).  The purchase price totaled $40,400.  The $40,400 consists of three parts; 1) $500 in cash which was paid at the initial closing date of January 2, 2009 and in escrow as a deposit at December 31, 2008, 2) a non-interest bearing note of $500 payable without interest as follows: $250 on demand on or after April 1, 2009 and $250 after the Company’s retention of senior financing, as defined, no later than August 31, 2009 and 3) a promissory note in the amount of $39,400, due January 1, 2013, bearing interest at an annual rate of 8.25% (subject to adjustment in the event of a default), plus the remaining $800 note payable from the purchase of 51% of NC.  Subsequent to the closing, the Company and DTHC mutually agreed to offset the $40,200 promissory note by the amount of $5,844, for an offsetting receivable on Multiband’s books as of December 31, 2008.  This reduced the amount of this promissory note to $34,356.  As part of the agreement, Multiband has until December 31, 2009 to purchase the remaining 20% of the issued and outstanding shares of common stock of all DTHC.  The consideration for the 20% purchase will be $10,000 of Multiband Series J Preferred Stock, whose issuance will require Multiband shareholder approval. The closing on the remaining 20% stock transaction is anticipated to occur on or before December 31, 2009. However, part or all of the issuance may occur after December 31, 2009 if the parties mutually agree.  The contingent consideration related to the acquisition agreement requires a 20% cash payout on all earnings in 2009 until the remaining 20% of the Company is acquired.

THE PARTIES TO THE ACQUISITION AGREEMENT

Multiband Corporation

Multiband is a corporation incorporated under the laws of the State of Minnesota with its principal executive offices at 9449 Science Center Drive, New Hope, Minnesota 55428. Our phone number is (763) 504-3000.  Multiband is one of the largest providers of voice, data, and video to Multiple Dwelling Units in the United States. Multiband is also a large provider of DirecTV services to resident of single family homes through its Home Service Provider, or HSP division.

DirecTECH Holding Company, Inc.

DTHC, a Delaware corporation, was historically engaged in the general distribution of DirecTV, Inc. (“DirecTV”) programming services.  DTHC specialized in the provisioning of Satellite TV to single family homes.  DTHC was the culmination of a corporate reorganization of DirecTV Home Service Providers (“HSPs”) which have operated in regional markets since 1983, 1985, 1995, and 2000, respectively.  DTHC’s management team has extensive experience in cable television, Direct Broadcast Satellite and services provisioning.

Background of the Acquisition

Both DTHC and Multiband have been engaged in the general distribution of DirecTV, Inc., a California corporation (“DirecTV”), programming services.  DirecTECH historically specialized in the provisioning of satellite TV to single family homes while Multiband historically specialized in the installation of video, voice, and data services to Multiple Dwelling Units (e.g., apartments and condominiums), as well as the operation of its proprietary call, support, and billing centers.

DTHC Background

DTHC is actually the culmination of a corporate reorganization of DirecTV Home Service Providers (HSPs), which have operated in regional markets since 1983, 1985, 1995, and 2000.  DTHC’s management team has extensive experience in cable, Direct Broadcast Satellite, and services provisioning.  The members of DTHC’s corporate family that are DirecTV HSPs are DirecTECH Delaware, Inc., a Delaware corporation (“DTDE”), DirecTECH Southwest, Inc., a Louisiana corporation (“DTSW”), JBM, Inc., a Kentucky corporation (“JBM”), and Michigan Microtech, Inc., a Michigan corporation (“MMT”); otherwise referred to herein as the “Operating Entities.”

DTDE was founded in 2000 under the name “Directec, Inc.”, Directec, Inc. changed its name in 2004 to “DirecTECH, Inc” and later in 2004 to “DirecTECH Delaware, Inc.”.  DTSW was founded in 1983 as “Comm-Craft, Inc.”.  Comm-Craft, Inc. changed its name to “DirecTECH Southwest, Inc.” in 2004, under which name the company currently operates.  JBM was founded in 1995 and adopted the assumed business name of “Primestar of the Bluegrass” in 1998.  JBM replaced its assumed business name in 2002 with the assumed business name of “Bluegrass Satellite and Security”, which is currently still in use.  MMT was founded and adopted the assumed business name of “Michigan Microtech” in 1985.  MMT adopted the second assumed business name of “Telesales” in 1998 and another assumed business name of “Microtech Security Systems” in 1999. DTHC sold 51% of MMT to Multiband in March , 2008.

Through the course of business, the management of DTDE, DTSW, JBM, and MMT determined that each corporate entity stood to gain from synergies that would be created if the corporations operated under common ownership.  To that end, DTHC was incorporated in late 2004, and in June 2005, DTDE, DTSW, JBM, and MMT “merged” to become wholly-owned subsidiaries of DTHC.  Although each subsidiary exists independently and operates in specific geographic locations, shared resources have resulted in a more efficient corporate entity on the whole.

As of the projected Closing Date of the Acquisition, DTHC will be owned approximately 45% by its management and directors and two other shareholders and 55% by the DirecTECH Holding Company Employee Stock Ownership Trust (the “DTHC ESOT”).

Multiband Background

Multiband was founded in 1975 as a telephone systems dealer under the name of Vicom, Inc. (“Vicom”) and stayed in that business sector until April of 2005 when it concluded the sale of its Corporate Technologies subsidiary, a Value Added Reseller (“VAR”).  Corporate Technologies was a $30 million reseller of data and voice networks to commercial businesses.

In December of 2000, Vicom became traded on the NASDAQ exchange under the symbol VICM.  This represented a move from the Pink Sheets to a national exchange in only five months.

Beginning in 2001, Vicom began the installation of its first MDU voice, video, and data installations.  Leveraging the engineering and installation expertise of the Corporate Technologies subsidiary, the parent company initiated subscriber services under the name “Multiband”.

In April 2004, Vicom purchased the nation’s largest DirecTV Master System Operator, Minnesota Digital Universe, Inc. and thus entered the DirecTV distribution business.

In November of 2004, Vicom changed its name to Multiband Corporation and adopted its current NASDAQ trading symbol of MBND.  Its operating business segments were re-named Multiband Subscriber Services and Multiband Business Services.  The Business Services segment, d/b/a Corporate Technologies, was sold in 2005.In March 1, 2008, the Company purchased 51% of MMT and entered the business of providing DirecTV services to residents of single family homes.

Why We are Seeking Shareholder Approval

Pusuant to the statutes of Minnesota, our state of incorporation, and the rules of the Nasdaq Stock market whereby shareholder approval is needed if a stock issuance will potentially result in issuance of more than 20% of the outstanding stock of the company, a shareholder vote is required to approve the issuance of the Preferred Stock to DTHC.

Certain Material Terms of the Preferred Stock

Ten Million Dollars worth of newly issued Series J Preferred Stock  (100 shares of same) will be issued to complete the acquisition of 20% of the stock of the DTHC Operating Entities. The Holder of the Stock has the option with ten days written notice to convert any issued and outstanding Preferred Shares into fully paid and non-assessable Multiband common stock. The Conversion Price per share for the Series J Preferred Stock shall be equal to $2.00 per common share. The Preferred Stock also pays an annual dividend of 8% per annum. The dividend is payable quarterly in common stock at a fixed conversion price of $2.00 per share. However, during the life of the preferred stock, the total amount of the dividend shares cannot exceed 750,000 common shares. The Holder of the Preferred Stock also has “piggyback” registration rights which would require the convertible common stock shares to be registered in the event the Company does a secondary stock offering. The complete terms and conditions of the Series J Preferred Stock can be found in the attached Annex.

Selected Consolidated Financial Data- Multiband Corporation

The following selected financial data should be read in conjunction with our consolidated financial statements which can be found in our annual report on Form 10-K for the year ended December 31, 2008.

Statement of Operations Data	2008	2007	2006	2005	2004
Revenues	$42,986,513	$15,085,604	$18,051,601	$16,515,426	$11,067,834
Cost of products and services (exclusive of depreciation and amortization listed separately below)	$28,425,926	$8,339,933	$8,280,666	$7,849,597	$5,943,395
Cost of products and services as % of revenue	66.13%	55.3%	45.9%	47.5%	53.7%
Selling, general and administrative expenses	$10,499,863	$8,887,883	$11,480,677	$9,723,132	$5,986,267
Selling, general and administrative as % of revenues	24.43%	58.9%	63.6%	58.9%	54.1%
Depreciation and amortization	$3,025,478	$3,623,903	$5,168,209	$4,780,436	$3,432,779
Impairment of assets	$132,209	$-	$2,261,500	$-	$-
Income (loss) from operations	$903,037	$(5,766,115)	$(9,139,451)	$(5,837,739)	$(4,294,607)
Other income (expense), net	$1,826,061	$(322,238)	$(1,046,472)	$(1,655,088)	$(1,032,035)
Income (loss) before income taxes and minority interest in subsidiary	$2,729,098	$(6,088,353)	$(10,185,923)	$(7,492,827)	$(5,326,642)
Provision for income taxes	$1,132,000	$-	$-	$-	$-
Minority interest in net income of subsidiary	$652,167	$-
Income (loss) from continuing operations	$944,931	$(6,088,353)	$(10,185,923)	$(7,492,827)	$(5,326,642)
Discontinued operations	$-	$-	$2,200	$17,827	$(4,457,320)
Net income (loss)	$944,931	$(6,088,353)	$(10,183,723)	$(7,475,000)	$(9,783,962)
Loss attributable to common stockholders	$(3,143,344)	$(8,388,855)	$(14,250,446)	$(10,827,229)	$(10,374,417)
Income (loss) from continuing operations	$(.34)	$(1.16)	$(2.11)	$(1.86)	$(1.27)
Income (loss) from discontinued operations	$(.00)	$(.00)	$(.00)	$(.00)	$(.96)
Loss attributable to common stockholders	$(.34)	$(1.16)	$(2.11)	$(1.86)	$(2.23)
Weighted average shares outstanding	9,302,570	7,237,473	6,757,643	5,819,585	4,661,519

Balance Sheet Data	2008	2007	2006	2005	2004
Working Capital (deficiency)	$2,465,209	$(5,018,177)	$(5,294,245)	$(971,418)	$(8,931,414)
Total Assets	$26,043,228	$8,893,429	$17,986,056	$26,271,405	$26,633,712
Mandatory Redeemable Preferred Stock (1)	$150,000	$220,256	$280,000	$333,334	$500,000
Long-Term Debt, net (2)	$345,874	$118,924	$2,969,764	$3,816,536	$3,498,657
Capital Lease Obligations, net (2)	$317,628	$249,469	$491,672	$452,649	$481,249
Stockholders’ Equity	$5,642,247	$673,838	$5,659,309	$14,968,295	$8,549,431
(1) – mandatory redeemable preferred stock is included in working capital (deficiency)
(2) – current portion of long-term debt and capital lease obligations is included in working capital (deficiency)

Unaudited Quarterly Results – Multiband Corporation

The following table sets forth certain unaudited quarterly operating information for each of the eight quarters in the two-year period ending December 31, 2008.  This data includes, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of the information for the periods presented when read in conjunction with the Company's consolidated financial statements and related notes thereto. Results for any previous fiscal quarter are not necessarily indicative of results for the full year or for any future quarter.

	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Revenues:
Multiband	-	-	-	-	-	-	-	-
MCS	$1,242,666	$799,445	$840,466	$848,562	$797,164	$1,084,114	$1,404,398	$1,852,080
MDU	$5,164,136	$4,148,786	$3,360,696	$2,885,711	$2,328,159	$2,569,486	$2,517,328	$2,532,875
HSP	$7,719,116	$7,392,428	$6,604,545	$1,979,956	$-	$-	$-	$-
Total Revenues	$14,125,918	$12,340,659	$10,805,707	$5,714,229	$3,125,323	$3,653,600	$3,921,726	$4,384,955
Cost of Products & services (exclusive of depreciation and amortization shown separately below)	$9,655,989	$8,556,168	$6,393,571	$3,820,198	$1,944,754	$2,345,895	$1,871,238	$2,178,046
SG&A Expense	$3,326,506	$2,757,319	$2,560,755	$1,855,283	$1,829,947	$2,360,254	$2,308,426	$2,389,256
Depreciation & Amortization	$562,399	$846,317	$879,055	$737,707	$808,922	$770,215	$995,068	$1,049,698
Impairment of assets	$66,757	-	$7,406	$58,046	-	-	-	-
Operating Income (Loss)	$514,267	$180,855	$964,920	$(757,005)	$(1,458,300)	$(1,822,764)	$(1,253,006)	$(1,232,045)
Interest Expense	$(142,804)	$(300,826)	$(113,000)	$(100,659)	$(73,623)	$(108,847)	$(168,010)	$(153,407)
Management Income	919,528	1,446,938	-	-	-	-	-	-
Other Income (Expenses)	$36,185	$8,109	$32,407	$40,183	$4,288	$13,267	$141,037	$23,057
Net Income (Loss) Before Taxes and Minority Interest	$1,327,176	$1,335,076	$884,327	$(817,481)	$(1,527,635)	$(1,918,344)	$(1,279,979)	$(1,362,395)
Income Tax Provision	$382,542	$286,658	$434,300	$28,500	-	-	-	-
Minority Interest	$102,409	$137,755	$393,586	$18,417	-	-	-	-
Net Income (Loss)	$842,225	$910,663	$56,441	$(864,398)	$(1,527,635)	$(1,918,344)	$(1,279,979)	$(1,362,395)
Income (Loss) attributable to commons stockholders	$802,646	$846,649	$(47,221)	$(4,745,418)	$(1,674,439)	$(3,711,641)	$(1,400,453)	$(1,602,322)
Income (Loss) per common share attributable to common stockholders – basic	$0.08	$0.09	$0.00	$(0.56)	$(0.23)	$(.50)	$(.20)	$(.23)
Income (Loss) per common share attributable to common stockholders – diluted	$0.08	$0.09	$0.00	$(0.56)	$(0.23)	$(.50)	$(.20)	$(.23)
Weighted average shares outstanding – basic	9,634,174	9,561,718	9,499,469	8,497,734	7,415,629	7,356,413	7,093,071	7,079,781
Weighted average shares outstanding – diluted	9,865,287	9,796,685	9,499,469	8,497,734	7,415,629	7,356,413	7,093,071	7,079,781

Selected Consolidated Financial Data- Directech Holding Company, Inc.

The following selected financial data should be read in conjunction with the consolidated financial statements of DirecTech Holding Company, Inc. and Subsidiaries (note DirecTech Holding Company Inc.’s first full year of operations began in 2006)

Statement of Operations Data	2008	2007	2006
Revenues	$196,755,415	$213,744,073	$189,720,536
Cost of products and services (exclusive of depreciation and amortization listed separately below)	$151,220,858	$166,714,770	$144,725,036
Cost of products and services as % of revenue	76.86%	78.00%	76.28%
Selling, general and administrative expenses	$52,190,160	$72,668,528	$41,665,076
Selling, general and administrative as % of revenues	26.53%	34.00%	21.96%
Depreciation and amortization	$1,910,578	$1,058,821	$476,926
Income (loss) from operations	$(8,566,181)	$(26,698,046)	$2,853,498
Other income (expense), net	$(2,079,955)	$(1,206,786)	$(1,206,369)
Income (loss) before income taxes	$(10,646,136)	$(27,904,832)	$1,647,129
Provision for income taxes	$150,210	$5,051,671	$1,128,039
Net income (loss)	$(10,796,346)	$(32,956,503)	$519,090
Income (loss) attributable to common stockholders	$(10,796,346)	$(32,956,503)	$519,090
Income (loss) per share attributable to common stockholders	$(1,070.43)	$(3,295.32)	$51.91
Weighted average shares outstanding	10,086	10,001	10,000

Balance Sheet Data	2008	2007	2006
Working Capital (Deficit)	$(42,739,369)	$(19,832,150)	$884,152
Total Assets	$36,696,653	$65,723,476	$68,909,305
Long-Term Debt, net (1)	$21,281,720	$25,328,189	$22,929,290
Capital Lease Obligations, net (1)	$127,321	$226,481	$302,500
Stockholders’ Equity (Deficit)	$(49,114,260)	$(36,665,998)	$(15,668,841)

(1)	Current portion of long-term debt and capital lease obligations is included in working capital (deficiency)

DirecTech Holding Company, Inc.
Quarterly results for the years ended December 31, 2008 and 2007
Unaudited (In Thousands)

For the quarters ended December 31, 2008	March 31	June 30	September 30	December 31	Total

Revenues	$53,857	$42,277	$49,928	$50,693	$196,755
Cost of products and services (exclusive of depreciation and amortization shown separately below)	(43,840)	(31,863)	(36,683)	(38,834)	(151,220)
Selling, general & administrative	(14,701)	(9,312)	(12,606)	(15,571)	(52,190)
Depreciation and amortization	(1,639)	828	(351)	(749)	(1,911)
Income (loss) from operations	(6,323)	1,930	288	(4,461)	(8,566)
Other income (expense)	(247)	(123)	(516)	(1,194)	(2,080)
Income (loss) before income taxes	(6,570)	1,807	(228)	(5,655)	(10,646)
Provision (benefit) for income taxes	176	(3)	-	(23)	150
Net income (loss)	$(6,746)	$1,810	$(228)	$(5,632)	$(10,796)

For the quarters ended December 31, 2007	March 31	June 30	September 30	December 31	Total

Revenues	$49,385	$51,988	$56,620	$55,751	$213,744
Cost of products and services (exclusive of depreciation and amortization shown separately below)	(38,533)	(38,617)	(42,102)	(47,462)	(166,714)
Selling, general & administrative	(11,694)	(11,997)	(13,985)	(34,993)	(72,669)
Depreciation and amortization	(178)	(253)	(363)	(264)	(1,058)
Income (loss) from operations	(1,020)	1,121	170	(26,968)	(26,697)
Other income (expense)	(200)	(400)	(375)	(232)	(1,207)
Income (loss) before income taxes	(1,220)	721	(205)	(27,200)	(27,904)
Provision for income taxes	(178)	(162)	687	4,705	5,052
Net income (loss)	$(1,042)	$883	$(892)	$(31,905)	$(32,956)

Management’s Discussion and Analysis of Financial Conditions and Results of Operation of DirecTech Holding Company.

The following discussion of the financial condition and results of DTHC’s operations should be read in conjunction with the condensed consolidated financial statements and the notes thereto included elsewhere in the annex to this report:

Twelve Months Ended December 31, 2008, versus Twelve Months Ended December 31, 2007

Results of Operations

Revenues

Total revenues decreased 8.0% to $196,755,415 for the twelve months ended December 31, 2008 as compared to $213,744,073 for the twelve months ended December 31 , 2007.  This decrease appears to be primarily due to the sale of 51% of Michigan Microtech, Inc. (MMT) to Multiband Corporation in March, 2008.

Costs of Sales

Costs of sales decreased 9.3% to $151,220,858 for the twelve months ended December 31, 2008 as compared to $166,714,770 for the twelve months ended December 31, 2007.  This decrease appears to be primarily due to the aforementioned sale of MMT.

Operating Expenses

Operating expenses decreased 28.2% to $52,190,160 for the twelve months ended December 31, 2008 versus $72,668,528 for the twelve months ended December 31, 2007. This substantial decrease in operating expenses appears to be primarily related to the aforementioned sale of MMT and to reduction in expense related to the company’s Employee Stock Ownership Plan (ESOP).  DTHC anticipates that operating expenses will stabilize in future periods due to additional management control over these and other expenses.

Operating Income/Loss

The loss from operations declined 311.0% to $8,566,181 for the twelve months ended December 31, 2008, as compared to $26,698,046 for the twelve months ended December 31, 2007.  This appears to be largely due to significant reductions in overall expense which outstripped reduction in revenues.

Interest Expense

Interest expense increased 246% to $3,094,839 for the twelve months ended December 31,  2008 versus $1,285,385 for the comparable period in 2007.  This appears to be largely due to increases in long-term borrowings by DTHC between those periods.

Net Income/Loss

Net income declined 305% to $10,796,346 for the twelve months ended December 31, 2008 versus $32,956,503 for the comparable period in 2007.  This improvement in net loss is directly related to a significant reduction in the company’s operating loss between comparable periods.

Liquidity and Capital Resources

DTHC’s cash position as of December 31, 2008 was weak with cash totaling $48,504 versus $12,996,380 as of December 31, 2007.  However, since DTHC in anticipating selling 80% of its operations to Multiband Corporation effective Janaury 2, 2009, DTHC’s cash on hand, combined with anticipated payments from Multiband in 2009, appears to be sufficient to fund its limited operations during the next twelve months.

Capital Expenditures

DTHC used $4,871,705 for capital expenditures during the twelve months ended December 31, 2008, as compared to $2,087,347 in the same period last year.  Capital expenditures consisted primarily of accounting software and computer equipment purchased for internal use and property buildouts related to multi-dwelling units.

CHANGES IN AND/OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Neither Multiband nor DTHC has had any material changes in and/or disagreements with accountants regarding accounting and financial disclosure issues during the prior three fiscal years.

RISK FACTORS

Risk Factors

Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Multiband and the trading price or value of our common stock could be materially adversely affected.

General

Multiband, as noted earlier herein, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

Recognizing that voice, data and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Multiband, between 1998 and 2001, purchased three competitors which, in the aggregate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

In early 2000, Multiband created its MCS division, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in MDUs on one billing platform, which the Company developed internally. In 2004, the Company added its MDU segment and in 2008, its HSP segment.

The specific risk factors, as detailed below, should be analyzed in the context of the Company's evolving business model.

Net Income (Loss)

The Company had net income of $944,931 for the year ended December 31, 2008 and a net loss of $6,088,353 for the year ended December 31, 2007 and a net loss of $10,183,723 for the year ended December 31, 2006.  In addition, included in our 2008 net income are amounts earned under certain contractual arrangements with DTHC prior to the date we acquired majority ownership of DTHC’s operating subsidiaries (see Note 17).

The effects of accumulated losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital.

If we cannot achieve continued profitability from operating activities, we may not be able to meet:

1)	Our capital expenditure objectives;
2)	Our debt service obligations; or
3)	Our working capital needs.

Working Capital

The Company had working capital of $2,465,209 as of December 31, 2008 due to the acquisition of MMT.  As of December 31, 2007 the Company had a working capital deficiency of $5,018,177, respectively, primarily due to operating losses.

Goodwill and Intangible Assets

The Company applies the Financial Accounting Standards Board Statement (FASB) of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” which sets forth financial and reporting standards for the acquisition of intangible assets, other than those acquired in a business combination, and for goodwill and other intangible assets subsequent to their acquisition.  For the year ended December 31, 2008, the Company recorded an impairment of $50,000 on the goodwill related to the US Install purchase and impaired the remaining goodwill balance of $16,757 from a previous acquisition.  Also, pursuant to the abandonment of a right of entry intangible asset, the Company recorded an impairment charge of $65,452 for the year ended December 31, 2008.

Deregulation

Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting our operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us. Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our Multiband activity is specifically exempt from the need to tariff our services in MDU's. However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

Dependence on Strategic Alliances

Several suppliers or potential suppliers of Multiband, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Multiband's business, Multiband believes that enough alternate suppliers exist to allow the Company to execute its business plans. The Company is also highly dependent on its Master System Operator agreement with DirecTV.  The initial term of the agreement expired in August 2008, and provided for two additional two-year renewals if the Company had a minimum number of paying video subscribers in its system operator network. The Company did meet the requirements and has entered into the first two year automatic renewal period.  The Company also has a separate home service provider agreement with DirecTV ending in May, 2013.   Although an alternate provider of satellite television services, Echostar, exists, the termination of any or all of its HSP dealer agreements with DirecTV would have a material adverse effect on Multiband's business.

Changes in Technology

A portion of our projected future revenue is dependent on public acceptance of broadband and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Multiband's control. In addition, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on the Company's competitiveness in the marketplace if Multiband is unable to adopt or deploy such technologies.

Attraction and Retention of Employees

Multiband's success depends on the continued employment of certain key personnel, including executive officers. If Multiband were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Multiband's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

Intellectual Property Rights

Multiband relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Multiband licenses intellectual property. Multiband also relies on agreements with owners of multi-dwelling units which grant the Company rights of access for a specific period to the premises whereby Multiband is allowed to offer its voice, data, and video services to individual residents of the property. If it was determined that Multiband infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Multiband's business, financial condition and results of operations. Also, there can be no assurance that Multiband would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Multiband's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Multiband or the steps taken by Multiband will be adequate to prevent misappropriation of Multiband's intellectual property.

Variability of Quarterly Operating Results

Variations in Multiband's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Multiband's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause significant fluctuations in operating results from quarter to quarter.

Certain Anti-Takeover Effects

Multiband is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Multiband. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Multiband's securities, or the removal of incumbent management.

Volatility of Multiband's Common Stock

The trading price of our common stock has been and is likely to continue to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

Future Sales of Our Common Stock May Lower Our Stock Price

If our existing shareholders sell a large number of shares of our common stock, the market price of the common stock could decline significantly. The perception in the public market that our existing shareholders might sell shares of common stock could depress our market price.

National Market for Stock

There is no assurance that the Company’s common stock will continue to trade on the Nasdaq Stock Market or other national stock exchange due to ongoing listing criteria for such exchanges.

Competition

We face competition from others who are competing for a share of the MDU market, including other satellite companies, cable companies and telephone companies. Some of these companies have significantly greater assets and resources than we do.

Uncertain Effects of The Stock Purchase Agreement with DTHC

During the fourth quarter of 2008, the Company entered into a Stock Purchase Agreement (SPA) with DTHC, the initial closing of which occurred in January 2009. The results of this agreement may produce an uncertain effect on Multiband’s business relationships, including their ability to retain key employees, suppliers and customers.  The DTHC operating entities combined into the Multiband entities may not achieve the operating results and growth anticipated by management.

General Economic Conditions

As of this writing, the United States is experiencing overall adverse economic conditions. While we believe this environment may actually assist the Company in that consumers may stay home more for entertainment, there is no guarantee that consumers will continue to purchase the Company’s services at a constant level if the country’s recession becomes prolonged.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this proxy statement and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

MULTIBAND PROPOSAL NO. 2

ADJOURNMENT OF THE SPECIAL MEETING

 Multiband is seeking approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to vote FOR approval of the acquisition if there are insufficient votes present and cast at the Special Meeting to approve the acquisiiton.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF MULTIBAND AND DTHC

Unaudited Proforma Combined Financial Information

The unaudited pro forma combined statement of operations set forth as below gives effect to the acquisition of the DTHC operating entities as if it had completely occurred on January 1, 2008.  The pro forma adjustments reflecting the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto.  The unaudited proforma combined balance sheet as of December 31, 2008 gives effect to the acquisition as if it had occurred on December 31, 2008.  The proforma combined financial statements are based upon the historical financial statements of the Company and the acquired entities and do not purport to project the future financial condition and results of operations after giving effect to the acquisition.  The proforma information should be read in conjunction with the historical financial statements and accompanying notes of the Company and DTHC.

Since the transaction was effective January 2, 2009, there is not a change in the June 30, 2009 balance sheet or statement of operations for the three and six months ended June 30, 2009 (filed in the Quarterly Report Form 10-Q for the quarter ended June 30, 2009.

Multiband Corporation and Subsidiaries
Unaudited Proforma Combined Statement of Operation
December 31, 2008
(in thousands)
	Multiband Corporation (as filed)	DTHC and Subsidiaries (audited)	Proforma Adjustments (unaudited)*		Proforma Income Statement (unaudited)
REVENUES	$42,986	$196,756	$(5,097	)H,I,J	$234,645

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	28,426	151,221	(3,311	)H,I	176,336
Selling, general and administrative	10,500	52,190	(10,455	)J,L,M	52,235
Depreciation and amortization	3,025	1,911	5,000	K	9,936
Impairment of assets	132	-	-		132

Total costs and expenses	42,083	205,322	(8,766)		238,639

INCOME (LOSS) FROM OPERATIONS	903	(8,566)	3,669		(3,994)

OTHER INCOME (EXPENSE)
Interest expense	(657)	(3,247)	(837	)N,M	(4,741)
Management consulting income	2,366	-	(2,366	)J	-
Equity in net income of investment in unconsolidated affiliate	-	652	(652	)O	-
Interest and other income	117	515	-		632

Total other income (expense)	1,826	(2,080)	(3,855)		(4,109)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	2,729	(10,646)	(186)		(8,103)

PROVISION FOR INCOME TAXES	1,132	150	(870	)P	412

MINORITY INTEREST IN NET INCOME (LOSS) OF SUBSIDIARY	652	-	(1,892	)Q	(1,240)

NET INCOME (LOSS)	945	(10,796)	2,576		(7,275)

Preferred stock dividends	4,088	-	-		4,088
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,143)	$(10,796)	$2,576		$(11,363)

LOSS PER COMMON SHARE – BASIC AND DILUTED:

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.34)				$(1.21)

Weighted average common shares outstanding – basic and diluted	9,303	-	126	U	9,429

* See Note 3 for explanation of unaudited proforma adjustments

See accompanying notes to the unaudited proforma combined financial statements

Multiband Corporation and Subsidiaries
Unaudited Proforma Combined Balance Sheet
December 31, 2008
(in thousands)

	Multiband Corporation (as filed)	DTHC and Subsidiaries (audited)	Purchase Adjustments (unaudited)*		Proforma Adjustments (unaudited)*		Proforma Balance Sheet (unaudited)

Current assets
Cash and cash equivalents	$4,346	$49	$-		$-		$4,395
Accounts receivable, net	3,437	4,728	(128	) D	(772	) H	7,265
Securities available for sale	46	-	-		-		46
Other receivable - related party	7,666	-	1,810	C	(9,476	) G,R,S	-
Inventories	1,903	14,131	-		-		16,034
Other current assets	1,273	2,755	(500	) A	(500	) T	3,028
Note receivable - current, net	61	-	-		-		61
Total current assets	18,732	21,663	1,182		(10,748)		30,829

Property and equipment, net	2,033	5,818	-		-		7,851

Other assets
Goodwill	1,095	-	33,649	B	-		34,744
Intangible assets, net	3,668	2,028	25,606	B	-		31,302
Other receivable – related party – long term	-	-	-		2,290	S	2,290
Notes receivable - long term, net	39	334	(304	) B,D	-		69
Other long term assets	476	6,854	(5,244	) D	-		2,086
Total other assets	5,278	9,216	53,707		2,290		70,491
Total assets	$26,043	$36,697	$54,889		$(8,458)		$109,171

* See Note 3 for explanation of unaudited proforma and purchase adjustments

See accompanying notes to the unaudited proforma combined financial statements

Multiband Corporation and Subsidiaries
Unaudited Proforma Combined Balance Sheet
December 31, 2008
(in thousands)

	Multiband Corporation (as filed)	DTHC and Subsidiaries (audited)	Purchase Adjustments (unaudited)*		Proforma Adjustments (unaudited)*		Proforma Balance Sheet (unaudited)

Current liabilities
Checks issued in excess of cash in bank	$-	$422	$(4	) D	$-		$418
Short term debt	150	-	500	A	-		650
Line of credit	-	45	-				45
Current portion of capital lease obligations	311	80	-		-		391
Current portion of long-term debt	1,609	8,766	(8,498	) D	-		1,877
Accounts payable	8,274	30,859	(694	) D	(772	) H	37,667
Accounts payable - related party	-	7,666	(6,324	) D	(1,342	) R	-
Accrued liabilities	3,875	16,477	(2,013	) C,D	-		18,339
Accrued income taxes payable	499	-	-		-		499
Customer deposits	61	-	-		-		61
Deferred revenue	1,488	87	-		-		1,575
Total current liabilities	16,267	64,402	(17,033)		(2,114)		61,522

Long-term liabilities
Long-term debt, net	346	21,282	18,161	A,D	(6,344	) G,T	33,445
Capital lease obligations, net of current portion	317	127	-		-		444
Total liabilities	16,930	85,811	1,128		(8,458)		95,411

Minority Interest	3,471	-	(3,471	) F	-		-

Stockholders' equity
Cumulative convertible preferred stock, no par value:
Preferred stock - Class A	213	-	-		-		213
Preferred stock - Class B	26	-	-		-		26
Preferred stock - Class C	1,482	-	-		-		1,482
Preferred stock - Class F	1,500	-	-		-		1,500
Preferred stock - Class G	48	-	-		-		48
Preferred stock - Class H	-	-	-		-		-
Common stock, no par value	37,688	10	(10	) E	-		37,688
Additional Paid in Capital	-	5,473	(5,473	) E	-		-
Stock subscriptions receivable	(84)	-	-		-		(84)
Options and warrants	46,038	-	-		-		46,038
Comprehensive income (loss) - unrealized gain (loss) on securities available for sale	45	(1,847)	1,847	E	-		45
Noncontrolling interest	-	-	7,724	B,F	-		7,724
Accumulated deficit	(81,314)	(52,750)	53,144	E,F	-		(80,920)
Total stockholders' equity	5,642	(49,114)	57,232		-		13,760
Total liabilities and stockholders' equity	$26,043	$36,697	$54,889		$(8,458)		$109,171

* See Note 3 for explanation of unaudited proforma and purchase adjustments

See accompanying notes to the unaudited proforma combined financial statements

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

NOTE 1 - Basis of Presentation

The Company applied SFAS No. 141(R) “Business Combinations” (“SFAS 141(R)”) to evaluate the purchase price allocation based on the fair value of the assets acquired and liabilities assumed.  The Company also applied Staff Position No. FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP FAS 141 (R)-1”) which amends the accounting in FAS 141(R) for assets and liabilities arising from contingencies in a business combination.  FSP FAS 141(R)-1 requires that pre-acquisition contingencies be recognized at fair value, if fair value can be reasonably determined.  If fair value cannot be reasonably determined, FSP FAS 141(R)-1 requires measurement based on the best estimate in accordance with SFAS No. 5, “Accounting for Contingencies.” (“SFAS 5”) FSP FAS 141(R)-1 is effective as of January 1, 2009 in connection with the adoption of FAS 141(R).

The Company applied SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”) for the presentation and accounting for the noncontrolling 20% interest at June 30, 2009.  Multiband had previously gained control of NC with its purchase of 51% of NC in March 2008, SFAS 160 required Multiband to recognize the acquisition of additional 29% ownership interest in NC on January 2, 2009 as an equity transaction.  The purchase price of $1,660 increased the accumulated deficit and the transfer of $2,054 of noncontrolling interest to controlling interest decreased the accumulated deficit.  No increase to previously recorded goodwill or intangibles was recorded as part of this acquisition.

As it relates to the purchase of the remainder of the DTHC operating subsidiaries, SFAS 141(R) required the Company to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with certain exceptions.  It also required the Company to recognize goodwill as of the acquisition date, measured using an income, market or cost approach, which in most types of business combinations will result in measuring goodwill as the excess of the fair value of consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair value of the identifiable net assets acquired or assumed.  A qualitative and quantitative analysis of factors that make up recognized goodwill, such as DTHC’s assets, liabilities and other contingent considerations, such as leases and other off-balance sheet commitments, follows.  This analysis is preliminary while the Company is still in its one year measurement period.

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

NOTE 2 – Purchase Price Allocation

A summary of the transaction is as follows:
Cash paid	$500
Short-term debt	500
Promissory note	39,400
Total consideration	40,400
Less consideration for 29% of NC (recorded separately as an equity transaction)	(1,660)
Consideration for 80% of outstanding stock of EC, NE, SW, MBMDU, DC, and Security	$38,740

IDENTIFIABLE ASSETS ACQUIRED AND LIABILITIES ASSUMED

Cash	49
Receivables	7,666
Prepaid expenses and deposits	1,528
Inventory	14,130
Fixed assets	5,818
Other assets	1,611
Intangible assets	27,634
Goodwill	33,649
Checks issued in excess of cash	(418)
Accounts payable	(30,323)
Accounts payable – related party	(1,342)
Other current liabilities	(14,551)
Long-term debt	(405)
TOTAL IDENTIFIABLE ASSETS ACQUIRED AND LIABILITIES ASSUMED	45,046
Noncontrolling interest	(6,306)
FAIR VALUE OF CONTROLLING INTEREST	$38,740

Noncontrolling Interest

The fair value of the intangible assets of $27,634 and 20% noncontrolling interest of $6,306 was obtained by management, using significant level 3 unobservable inputs, as defined in SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) including discount rates of 15%, a terminal value of $28,200, and an applied discount of 30% for illiquidity and lack of control related to a minority interest.  This fair value was accounted for as equity on Multiband’s balance sheet pursuant to SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160").

As previously mentioned herein, Multiband purchased 51% of NC effective March 1, 2008 and another 29% of NC as of January 2, 2009.  The Company recorded $2,819 of minority interest as of March 1, 2008.  Earnings of $652 were added to the minority interest for a book value as of December 31, 2008 of $3,471.  As of January 2, 2009, the minority interest as of December 31, 2008 will be included as part of the fair value of the noncontrolling interest for the acquisition.

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

As part of the acquisition, the Company preliminarily assessed a $5,040 contingent legal accrual related to an existing litigation.  In connection with the purchase of the operating subsidiaries of DTHC, the Company has the right to offset 50% of certain claims against the note to DTHC once those claims are settled and paid. The Company has recorded a receivable of $2,290 which represents an estimate of the amount that can be recovered from DTHC based on the current estimate of certain legal claims.  The receivable is classified as long-term since management intends to offset the receivable with any balance remaining on the note payable to DTHC.  At present, the litigation is proceeding through a discovery stage.  While the parties have made some preliminary attempts to settle the matter there is no guarantee that the matter can be settled out of court.  As a result there is no current timeline under which the amount of the aforementioned accrual can be finalized.  The Company intends to adjust the purchase price allocation should more information become available as to the fair value of the legal contingency during the measurement period.

The Company acquired $25,400 of intangible assets relating to contracts with DirecTV as well as right of entry contracts of $2,234.  At the time of the acquisition, the weighted average remaining life of the intangibles acquired was 2.57 years based on terms without renewals, with right of entry contracts average life of 5.44 years and contracts with DirecTV of 2.33 years.  The weighted average remaining life of the intangibles acquired was 3.49 years assuming one year term renewals, with right of entry contracts average life of 5.44 years and contracts with DirecTV of 3.33 years.  In May 2009, the Company signed a new contract with DirecTV.  The Company capitalizes material costs incurred to renew or extend terms of intangible assets.  No costs have been incurred to renew or extend the terms of intangible assets during the three and six months ended June 30, 2009.  Goodwill and intangible assets acquired are not expected to be deductible for tax purposes

The contingent consideration related to the acquisition agreement requires a 20% cash payout on all earnings in 2009 until the remaining 20% of the Company is acquired.  The Company estimated this consideration to be $1,608 based on significant level 3 inputs as defined in SFAS 157 and the probability of adjusted cash flow.  At June 30, 2009, the Company revised the fair value of the contingent consideration from $1,608 to zero.  The Company determined that the significant level 3 inputs previously used to determine the contingent consideration were incomplete.  After further review, the Company determined that it was appropriate to define this change as a measurement period adjustment to the purchase price as a result of improved information regarding circumstances that existed as of the acquisition date.

There are no assets and liabilities arising from contingencies that were not accounted for previous to the acquisition date as part of the net value acquired.  The fair value of legal contingencies recorded by DTHC as of December 31, 2008 was $5.0 million based on management's estimate of fair value.

The Company evaluated the DTHC lease agreements for vehicles and office/warehouse space and noted no leases were above or below market.

The Company’s report on Form 10-K for the year ended December 31, 2008 contained a preliminary estimated fair value of all the aforementioned assets and liabilities related to the purchase.  At the time of the preliminary estimate DTHC had not completed its audit for the year ended December 31, 2008.  Nor at this time had the Company completed its procedures to value and allocate the final purchase price to intangible and tangible assets acquired in the acquisition.  The Company’s subsequent receipt of final balance sheet information to the aforementioned Form 10-K filing necessitated a revision of the DTHC purchase price valuation.  This revision is reflected in this footnote.  The revision consists of reallocations of goodwill and other intangible assets related to the purchase.  More specifically, goodwill assets were increased by $14,400 and intangible assets were decreased by $9,066 from the original estimate, due to the additional purchase of 29% of NC being treated as an equity transaction under SFAS 160 and therefore no additional assets (including goodwill) or liabilities were allocated for NC in the purchase price.

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

NOTE 3 – Unaudited Proforma Adjustments

Unaudited Proforma Combined Balance Sheet Purchase Adjustments

A)	Adjustment to record the funds used for consideration in the acquisition:
Other current assets (cash paid to escrow)	$(500)
Short-term debt	500
Long term debt, net (promissory note)	39,400

B)	Adjustment to record the fair value of assets acquired:
Intangible assets - value assigned to DirecTV contract	$25,606
Goodwill – excess purchase price paid over net assets acquired	33,649
Notes receivable – long term – adjustment to fair value	(4)
Noncontrolling interest – adjustment to fair value	6,307

C) In connection with the purchase of the operating subsidiaries of DTHC, the Company has the right to offset 50% of certain claims against the note to DTHC once those claims are settled and paid.  The pro forma adjustment of $1,810 is necessary to properly reflect the total receivable of $2,290.  The contingent liability was increased to an estimated amount of $4,580.  As of December 31, 2008, NC had recorded a related receivable from DTHC of $480.
Other receivable - related party	$1,810
Accrued liabilities	1,810

D) Audited financial statements in exhibit 99.1 include the parent (DirecTECH Holding Company Inc.) since stand alone audits were not done for the individual operating subsidiaries.  These adjustments eliminate the assets and liabilities of DirecTECH Holding Company Inc.:
Accounts receivable, net	$(128)
Notes receivable - long term	(300)
Other long term assets	(5,244)
Checks issued in excess of cash in bank	(4)
Current portion of long-term debt	(8,498)
Accounts payable	(694)
Accounts payable - related	(6,324)
Accrued liabilities	(3,823)
Long-term debt, net	(21,239)

E) Eliminate DTHC historical equity balances:
Common stock, no par value	$(10)
Additional paid in capital	(5,473)
Accumulated other comprehensive loss - unrealized loss on available for sale securities	1,847
Accumulated deficit	52,750

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

F) Adjustment to equity to record the purchase of the additional 29% of Multiband NC, Inc.  Multiband had previously gained control of NC with its purchase of 51% of NC in March 2008, SFAS 160 required Multiband to recognize the acquisition of additional 29% ownership interest in NC on January 2, 2009 as an equity transaction since control was maintained.  The purchase price of $1,660 increases the accumulated deficit.  The minority interest of $3,471 previously recorded in the mezzanine section of the balance sheet is reclassified and included as part of the fair value of the noncontrolling interest for the acquisition:
Minority interest	$(3,471)
Accumulated deficit	2,054
Noncontrolling interest	1,417
Accumulated deficit (purchase of 29% of NC)	(1,660)

Unaudited Proforma Combined Balance Sheet and Statement of Operations Adjustments

G) Subsequent to the closing of the transaction, the Company and DTHC mutually agreed to offset the $39.4 million promissory note by the sum of $5,844 for an offsetting receivable on Multiband’s books as of December 31, 2008.  This reduced the amount of this promissory note to $33,556 and reduced other receivable – related party by $5,844.

H) Adjust for the impact of the call center providing support services to MBMDU:
Accounts receivable	$(772)
Accounts payable	(772)
Revenue	(416)
Cost of products and services	(416)

I) Adjust for the revenue recorded as part of the dealer agreement with MBMDU:
Revenue	$(2,895)
Cost of products and services	(2,895)

J) Adjust for management fees between the related companies:
Revenue (DTHC management fee income)	$(1,786)
Selling, general and administrative (NC management fee expense)	(1,786)

Management income (MB Corporation management fee income)	$(2,366)
Selling, general and administrative (DTHC management fee expense)	(2,366)

K) Record amortization on the intangible asset related to the DirecTV contract recorded in the acquisition:
Depreciation and amortization	$5,000

L) Record nonroutine expenses including the costs related to the acquisition which were expensed as incurred in accordance with FAS141R:
Selling, general and administrative	$(5,520)

M) Eliminate expenses associated with assets and liabilities not acquired (D):
Selling, general and administrative – administrative expenses related to the DTHC ESOP:	$(783)
Interest expense	1,997

N) Adjust interest expense on the debt related to the purchase:
Interest expense	$(2,834)

O) Eliminate DTHC income of an uncontrolled subsidiary (MMT):
Income of uncontrolled subsidiary	$(652)

P) Adjust taxes for the utilitization of parent company net operating loss:
Provision for income taxes	$(870)

Q) Adjust noncontrolling interest to 20% for all acquired companies:
Minority interest in net income(loss) of subsidiary	$(1,892)

Multiband Corporation and Subsidiaries
Notes to the Unaudited Proforma Combined Financial Statements
December 31, 2008
(in thousands)

R) Elimination of intercompany receivables and payables:
Other receivable – related party	$(1,342)
Accounts payable – related party	(1,342)

S) Reclass receivable from DTHC from other current assets to long term assets.  The receivable is classified as long-term since management intends to offset the receivable with any balance remaining on the note payable to DTHC:
Other receivable – related party	$(2,290)
Other receivable – related party – long term	2,290

T) Receivable from DTHC offset against note payable from purchase:
Other current assets	$(500)
Long-term debt, net	(500)

U) Number of shares issued for the purchase of 51% of NC in March 2008	126

LEGAL MATTERS

The validity of the Multiband Preferred Stock to be issued in the Acquisition will be passed upon for Multiband by Steven M. Bell, Esq., Multiband’s General Counsel.

EXPERTS

The consolidated financial statements of Multiband appearing in Multiband’s annual report on Form 10-K for the year ended December 31, 2008, have been audited by Baker Tilly Virchow Krause, LLP, independent registered public accounting firm.  Such consolidated financial statements and Multiband’s management’s assessment has been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference in this proxy statement the information contained under Part III of our annual report on Form 10-K for the fiscal year ended December 31, 2008 and the information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, each as filed with the SEC. We also incorporate by reference herein the information contained in any reports filed with the SEC under the Securities Exchange Act of 1934 after the date hereof and prior to the date of the Special Meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Multiband files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that it files with the SEC at its Public Reference Room, 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.  You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street N.E. Washington, D.C. 20549 at prescribed rates.  Multiband’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any Multiband stockholder, including any beneficial owner, to whom this  Proxy Statement is delivered may request copies of proxy statements, reports and other information concerning Multiband, without charge, by written or telephonic request directed to Multiband at Multiband Corporation, 9449 Science Center Drive, New Hope, MN 55428, telephone: (763) 504-3000 or from the SEC at the SEC’s website provided above.

No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  This Proxy Statement is dated November 25, 2009.  You should not assume that the information contained in this  Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to Multiband stockholders shall not create any implication to the contrary.

PROXY
MULTIBAND CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
December 17, 2009

The undersigned hereby appoints James L. Mandel, Chief Executive Officer of Multiband Corporation, and Steven P. Bell, Chief Financial Officer of Multiband Corporation, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of Multiband Corporation that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Multiband Corporation to be held on December 17, 2009, 3 pm central time,  at 9449 Science Center Drive, New Hope, MN 55428, and at any adjournment or postponement thereof, upon the matters described in the notice of Multiband Corporation Special Meeting and  Proxy Statement dated November 25, 2009, receipt of which is hereby acknowledged, subject to any direction indicated on this card, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THE MULTIBAND CORPORATION BOARD OF DIRECTORS recommends a vote “FOR” Proposals 1 &2.

1.	Approval of the acquisition of the remaining 20% of the stock of the DTHC operating entities via the issuance of ten million dollars worth of Series J Preferred Stock.
☐ For   ☐ Against   ☐ Abstain

2.
Approval of adjournment of the Multiband Corporation Special Meeting of its Shareholders, if necessary or appropriate, to solicit additional proxies to vote FOR proposal number one if there are insufficient votes present and cast at the Special Meeting to approve the acquisition.

☐ For   ☐ Against   ☐ Abstain

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

Please sign and date the Proxy below and return in the enclosed envelope.

Dated: __________, 2009

Printed Name

Signature

Please print your name, insert a date and sign your name as it appears hereon.  When signing as an attorney, executor, administrator, and guardian or in some other representative capacity, please give full title. All joint owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE MULTIBAND CORPORATION BOARD OF DIRECTORS.

If you are a holder of Multiband common stock, please sign, date and return your enclosed Proxy Card to Steven M. Bell, Chief Financial Officer of Multiband, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first class mail to 9449 Science Center Dr., New Hope, MN 55428 (if you use first class mail, you must place the envelope in the mail no later than December 14, 2009);
(b)	Delivery of the sealed envelope by hand to Steven M. Bell, no later than 3:00 p.m. Central Standard Time, December 17, 2009;
(c)	Facsimile at (763) 504-3060 to the attention of Steven Bell, no later than 3:00 p.m. Central Standard Time, December 17, 2009; or

Annex 1- Series J Preferred Stock Certificate of Designation

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES J CONVERTIBLE PREFERRED STOCK
OF
Multiband Corporation
a Minnesota corporation

The undersigned, James Mandel and Steven Bell certify that:

1.           They are the duly acting President and Secretary, respectively, of Multiband Corporation, a corporation organized and existing under the Corporation Code of the State of Minnesota (the “Corporation”).

2.           Pursuant to authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, and pursuant to the applicable provisions of the Corporations Code of the State of Minnesota said Board of Directors, pursuant to a meeting held November 3, 2008, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series J Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such Series J and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby fixes and determines the determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a)           Determination.  The series of Preferred Stock is hereby designated Series J Convertible Preferred Stock (the “Series J Preferred Stock”).

(b)           Authorized Shares and Rank.  The number of authorized shares constituting the Series J Preferred Stock shall be one hundred (100) shares of such series.  The Series J Preferred Stock shall rank senior to the common stock, no par value per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series J Preferred Stock ("Junior Stock").  The Series J Preferred Stock shall be senior to any subsequent series of Preferred Stock issued by the Corporation.

(c)           Dividends.  To the extent permitted by applicable law, the holders of Series J Preferred Stock shall be entitled to receive out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Corporation’s Common Stock and the other series of the Corporation’s Preferred Stock outstanding as of the date shares of the Series J Preferred Stock are first designated and authorized (the "Authorization Date,"), a mandatory quarterly dividend (the “Dividend”), at an annual rate equal to the product of multiplying (i) One Hundred Thousand and No/100 Dollars ($100,000.00) per share (the “Series J Purchase Price”), by (ii) Eight Percent (8%).  The Dividend shall be payable quarterly in arrears within fifteen days from the last day of each quarter (the “Declaration Date”), in cash or Common Stock at the Corporation’s option, and such Dividend shall be prorated for any partial month period.  If the Dividend is paid in Common Stock, there shall be a fixed conversion price of Two and No/100 Dollars ($2.00) per share with respect to the Dividend issuance (subject to adjustment for stock splits and the like), i.e. if Eight Hundred Thousand and No/100 Dollars ($800,000.00) of Dividends are due, the Dividend would be payable in 400,000 shares of the Corporation’s Common Stock. The following provisions shall apply to the Dividend:

A.
If the Dividend is paid in Common Stock the total number of shares of Common Stock paid for such Dividend shall not in the aggregate exceed 750,000 shares of Common Stock as adjusted for stock splits or stock dividends (the “Dividend Share Limit”).  The Dividend Share Limit shall not apply if the Corporation receives an opinion from its legal counsel which states that the issuance of shares of Common Stock in excess of the Dividend Share Limit will not trigger change in control accounting treatment for the Corporation.  Notwithstanding anything contained herein to the contrary, any Dividend not paid in Common Stock shall be paid in cash.

B.
To the extent permitted by applicable law, the holders of the Series J Preferred Stock shall be entitled to receive, when, as and if declared by the Corporation’s Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Corporation’s Board of Directors.

C.
In the event any Dividend is not paid in Common Stock or cash on the Declaration Date, the Dividend rate set forth in Section (c)(ii) above shall increase to Nine Percent (9%) per quarter until such time that all accrued and unpaid Dividends are paid in full.

(d)	Liquidation Preference.

(i)            Preference upon Liquidation, Dissolution or Winding Up.  In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of the Series J Preferred Stock shall be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to the Series J Purchase Price per share of Series J Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series J Preferred Stock) plus a further amount equal to all accrued but unpaid dividends on such shares, before any payment shall be made to the holders of Junior Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation.  The holders of the Series J Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series J Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of the Series J Preferred Stock.  Each holder of the Series J Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of the Series J Preferred Stock held by such holder bears to the total number of issued shares of the Series J Preferred Stock.  Such payment shall constitute payment in full to the holders of the Series J Preferred Stock upon the liquidation, dissolution or winding up of the Corporation.  After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of the Series J Preferred Stock, so as to be available for such payment, such holders of the Series J Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation as holders of the Series J Preferred Stock.

(ii)           Consolidation, Merger and Other Corporate Events.  A consolidation or merger of the Corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsection (iv), (v), (vi) or (vii) of paragraph (f), with such an event being a “Deemed Liquidation Event”), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d), provided, however, that in the case of a merger, if (A) the Corporation is the surviving entity, (B) the Corporation’s shareholders hold a majority of the shares of the surviving entity, and (C) the Corporation’s directors hold a majority of the seats on the board of directors of the surviving entity, then such merger shall not be a Deemed Liquidation Event.  In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series J Preferred Stock, or any stock splits, be deemed a “reclassification” under or otherwise limited by the terms hereof.  A working capital line of credit obtained by the Corporation in the ordinary course of business shall not be a Deemed Liquidation Event.

(iii)           Distribution of Cash and Other Assets.  In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series J Preferred Stock, the holders of the Series J Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Corporation’s Board of Directors, and provided that such Board of Directors was acting reasonable and in good faith, shall be conclusive.

(iv)           Distribution to Junior Security Holders.  After the payment or distribution to the holders of the Series J Preferred Stock of the full preferential amounts aforesaid, the holders of the Series J Preferred Stock shall have no further rights in respect at such Series J Preferred Stock which shall become null and void, and the holders of the Corporation’s Junior Stock shall be entitled to receive all of the remaining assets available for distribution in accordance with the rights and preferences thereof.

(e)           Voting Rights.  Except as otherwise required by law, the holder of shares of Series J Preferred Stock shall not have the right to vote on matters that come before the shareholders.

(f)           Conversion Rights.  The holders of the Series J Preferred Stock will have the following conversion rights:

(i)            Right to Convert.  Subject to and in compliance with the provisions of this paragraph (f), any issued and outstanding shares of the Series J Preferred Stock may, at the option of the holder, with 10 days written notice, be converted at any time or from time to time into fully paid and non-assessable shares of the Corporation’s Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein.

(ii)           Mechanics of Conversion.  Before any holder of the Series J Preferred Stock shall be entitled to convert the same into shares of the Corporation’s Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation’s Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of the Series J Preferred Stock being converted.  Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of the Series J Preferred Stock a certificate or certificates for the number of shares of the Corporation’s Common Stock to which he shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series J Preferred Stock to be converted, and the person or persons entitled to receive the shares of the Corporation’s Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Corporation’s Common Stock on such date.

(iii)          Conversion Price.  The number of shares into which one share of Series J Preferred Stock shall be convertible shall be determined by dividing the Series J Purchase Price by the then existing Conversion Price (as set forth below) (the “Conversion Ratio”).  The initial “Conversion Price” per share for the Series J Preferred Stock shall be equal to $2.00.  The Conversion Price shall be adjusted upon the occurrence of any event in paragraph (f) (iv), (v) and (ix).

(iv)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time after the Authorization Date, effect a subdivision of the Corporation’s issued and outstanding Common Stock, the Conversion Price shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Authorization Date combine the issued and outstanding shares of the Corporation’s Common Stock, the Conversion Price shall be proportionately increased.  Any adjustment under this paragraph (f)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v)           Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Authorization Date, shall make or issue, or fix a record date for the determination of holders of the Corporation’s Common Stock entitled to receive, a dividend or other distribution payable in the form of additional shares of the Corporation’s Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(A)           the numerator of which shall be the total number of shares of the Corporation’s Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B)           the denominator of which shall be the total number of shares of the Corporation’s Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of the Corporation’s Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price shall be adjusted pursuant to this paragraph (f)(v) as of the time of actual payment of such dividends or distributions.

(vi)           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Authorization Date, the Corporation shall make or issue, or fix a record date for the determination of holders of the Corporation’s Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of the Corporation’s Common Stock, then and in each such event provision shall be made so that the holders of such Series J Preferred Stock shall receive upon conversion thereof in addition to the number of shares of the Corporation’s Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series J Preferred Stock been converted into the Corporation’s Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (h) with respect to the rights of the holders of the Series J Preferred Stock.

(vii)         Adjustment for Reclassification Exchange or Substitution.  If the Corporation’s Common Stock issuable upon the conversion of the Series J Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (h)), then and in each such event the holder of each share of the Series J Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of the Corporation’s Common Stock into which such shares of the Series J Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(viii)        Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Corporation’s Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (h)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series J Preferred Stock shall thereafter be entitled to receive upon conversion of such Series J Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the Corporation’s Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (h) with respect to the rights of the holders of the Series J Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (h) (including adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series J Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(ix)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series J Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series J Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(x)           Notices of Record Date.  In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of the Series J Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of the Corporation’s Common Stock (or other securities) shall be entitled to exchange their shares of the Corporation’s Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xi)           Fractional Shares.  No fractional shares of the Corporation’s Common Stock shall be issued upon conversion of the Series J Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round down to the nearest whole number and shall issue the cash value of any fractional share thus forfeited.

(xii)          Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of its Common Stock, solely for the purpose of effecting the conversion of the shares of the Series J Preferred Stock, Five Million (5,000,000) shares of the Corporation’s Common Stock, as adjusted for stock splits or stock dividends as set forth herein, and if at any time the number of authorized but unissued shares of the Corporation’s Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series J Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of the Corporation’s Common Stock to such number of shares as shall be sufficient for such purpose.

(xiii)         Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of the Series J Preferred Stock shall be deemed given (A) if deposited in the United States Postal Service, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xiv)        Payment of Taxes.  The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of its Common Stock upon conversion of shares of the Series J Preferred Stock.

(xv)         No Dilution or Impairment.  The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then-outstanding Series J Preferred Stock.

(g)	Redemption Option.

(i)            Upon Major Transaction.  In addition to all other rights of the holders of Series J Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series J Preferred Stock at a price per share of Series J Preferred Stock equal to 100% of the Liquidation Preference Amount plus any accrued and unpaid dividends (the "Major Transaction Redemption Price").

(ii)           Upon Triggering Event.  In addition to all other rights of the holders of Series J Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series J Preferred Stock at a price per share of Series J Preferred Stock equal to 100% of the Liquidation Preference Amount plus any accrued and unpaid dividends (the "Triggering Event Redemption Price" and, collectively with the "Major Transaction Redemption Price," the "Redemption Price").  .

(iii)           "Major Transaction".  A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

(A)           the consolidation, merger or other business combination of the Company with or into another person or entity (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

(B)           the sale or transfer of more than 50% of the Company's assets other than inventory in the ordinary course of business in one or a related series of transactions; or

(C)           closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(iv)           "Triggering Event".  A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(A)           so long as any shares of Series J Preferred Stock are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) or (ii) is unavailable to the holder of the Series J Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days, and the shares of Common Stock into which such holder's Series J Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144() under the Securities Act of 1933, as amended, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series J Preferred Stock;

(B)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the following exchanges, OTC Bulletin Board, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc., for a period of five (5) consecutive trading days;

(C)           the Company's notice to any holder of Series J Preferred Stock, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Series J Preferred Stock into shares of Common Stock; or

(D)           the Company breaches any representation, warranty, covenant or other term or condition of this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten (10) days.

(v)           Mechanics of Redemption at Option of Buyer Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series J Preferred Stock.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series J Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series J Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section g(i) above.

(vi)           Mechanics of Redemption at Option of Buyer Upon Triggering Event.  Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series J Preferred Stock.  At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series J Preferred Stock then outstanding may require the Company to redeem all of the holder’s Series J Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section g(ii) above.

(h)          No Re-issuance of Preferred Stock.  Any shares of the Series J Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of the Series J Preferred Stock that the Corporation shall be authorized to issue.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.  In addition, after the Authorization Date, there shall be no further issuance of authorized but unissued Preferred Stock of the Corporation in existence as of the Authorization Date.

(i)           Severability.  If any right, preference or limitation of the Series J Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

 IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be signed by James Mandel, the Chief Executive Officer and Steven Bell, the Chief Financial Officer of the Corporation.  The signature below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true.  Executed in New Hope, Minnesota on this _____ day of December 2008.

MULTIBAND CORPORATION

By:
Name: Jim Mandel
Title: Chief Executive Officer

By:
Name: Steve Bell
Title: Secretary and Treasurer

ANNEX 2- Fairness Opinion

OPINIONS OF SOURCE CAPITAL GROUP

In October 2007, Multiband Corporation (“Multiband” or “the Company”) retained Source Capital Group, Inc. (“Source Capital Group” or “SCG”) to render an opinion as to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband in the arrangement to merge the Company with DirecTECH Holding Company, Inc. (“the INITIAL AGREEMENT” to acquire “DirecTECH” or “DTHC”).  On November 19, 2007, Source Capital Group delivered to the Board of Multiband an initial written opinion that, as of that initial date and based upon and subject to the assumptions and other matters described in the opinion, the consideration to be paid by Multiband pursuant to the Agreement was fair to the stockholders of Multiband from a financial point of view.  Because of recent modifications to the transaction, including issuance of debt and preferred stock as consideration to acquire DirecTECH rather than issuing roughly 26 million shares of common equity to merge with DirecTECH, and given recent substantial changes in market and sector valuations, in October 2008, Multiband retained Source Capital Group to render an amended opinion as to the fairness, from a financial point of view, to the shareholders of Multiband of the consideration to be paid by Multiband in its amended arrangement to acquire DirecTECH (“the AMENDED AGREEMENT” or the “REVISED AGREEMENT”) for a total of $46,500,000 in debt and preferred stock.  The Source Capital Group opinions are addressed to the Board, relate only to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband as of their respective dates, and do not constitute a recommendation to any Multiband stockholder as to how that stockholder should vote or act on any matter relating to the arrangement.

The complete text of the December 26, 2008 Source Capital Group opinion, which sets forth the assumptions made, matters considered, and limitations on and scope of the review undertaken by Source Capital Group, are attached to this proxy statement/prospectus.  The summary of each Source Capital Group opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to such Source Capital Group opinion. Multiband stockholders should read the Source Capital Group opinions carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by Source Capital Group.

December 26, 2008 Opinion
Scope of the Assignment and Background

In arriving at its opinion, Source Capital Group reviewed, among other things:

•
A copy of the LOI between Multiband and DirecTECH Holding Company, Inc. dated July 6, 2007, a copy of the original definitive merger agreement between Multiband and DirecTECH dated October 31, 2007, and a copy of the stock purchase agreement to acquire DirecTECH dated November 3, 2008.

•	certain publicly available financial, business and operating information related to Multiband, including the Company’s recent form 8-K, 10-Q and 10-K filings with the SEC;

•
certain internal financial, operating and other data with respect to DirecTECH Holding Company prepared and furnished to Source Capital Group by the management of DirecTECH Holding Company and Multiband;

•
certain internal financial projections for DirecTECH Holding Company and Multiband, which were prepared for financial planning purposes and furnished to Source Capital Group by the management of DirecTECH Holding Company and Multiband;

•	certain financial, market performance, and other data of certain other public companies that Source Capital Group deemed relevant; and

•	such other information and factors that Source Capital Group deemed relevant for purposes of its opinion.

Source Capital Group also conducted discussions with members of the senior management of DirecTECH and Multiband, including J. Basil Mattingly, DirecTECH’s Chairman of the Board, Tom Beaudreau, DirecTECH’s Chief Executive Officer, James Mandel, Multiband’s Chief Executive Officer, and Steven Bell, Multiband’s Chief Financial Officer relating to the financial condition, historical and current operating results, business and prospects of DirecTECH.  The financial information for 2006, 2007 and 2008 set forth in the following description is based on information supplied to Source Capital Group prior to DirecTECH’s completion of its audited financial statements for the year ended December 31, 2008.  Accordingly, such financial information may differ from the actual results reported by DirecTECH and you are urged to read the audited consolidated financial statements of DirecTECH for the years ended December 31, 2005, 2006 and 2007 and the nine months ended September 30, 2008 and the notes related thereto, included elsewhere in this proxy statement/prospectus.

In connection with its review and in arriving at its opinion, Source Capital Group relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information provided to it by DirecTECH, or otherwise made available to it, and has not independently verified such information.  The management of DirecTECH advised Source Capital Group that they do not publicly disclose internal financial information of the type provided to Source Capital Group, and that such information was prepared for financial planning purposes and not with the expectation of public disclosure.  Moreover, DirecTECH does not currently provide, nor has it ever provided, its financial projections to research analysts on Wall Street.  Source Capital Group relied upon the assurances of the management of DirecTECH that the information provided had been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, projections and other estimates and business outlook information, reflects the best currently available estimates and judgments of the management of DirecTECH, is based on reasonable assumptions and that there is not (and the management of DirecTECH or Multiband is not aware of) any information or facts that would make the information provided to Source Capital Group incomplete or misleading.  Source Capital Group expressed no opinion as to such financial forecasts, projections and other estimates and business outlook information or the assumptions on which they are based.  In arriving at its opinion, Source Capital Group relied upon DirecTECH’s and Multiband’s estimates relating to certain financial, strategic, and operational benefits from the arrangement and has assumed that such benefits will be realized at the times and in the amounts specified by DirecTECH and Multiband.

Source Capital Group has relied on advice of the outside counsel to Multiband and on the assumptions of the management of Multiband and DirecTECH, as to all accounting, legal, tax and financial reporting matters with respect to DirecTECH.  Source Capital Group did not: (i) determine or consider the potential impact of becoming a reporting company under the Exchange Act on the financial condition of DirecTECH; or (ii) undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims, or other contingent liabilities to which DirecTECH or any of its affiliates is a party or may be subject, and therefore did not consider the possible assertion of claims, outcomes or damages arising out of any such matters.  For the purpose of its opinion, Source Capital Group assumed that neither DirecTECH nor Multiband is party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spin-off other than the arrangement.  Specifically, SCG assumes that Multiband will issue $46,500,000 in debt to assume 80% control of DirecTECH in January 2009 and $10 million of convertible preferred stock in 4Q09 to purchase the remaining 20% of DTHC, which will bring the total consideration paid for DTHC to $56.5 million and Multiband’s ownership to 100% of the entity.  Source Capital Group expressed no opinion regarding whether the necessary approvals or other conditions to the consummation of the arrangement will be obtained or satisfied.

In arriving at its opinion, Source Capital Group did not rely on any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of DirecTECH, and was not furnished with any such appraisals or valuations. However, SCG was retained to value the workforce component of a subsidiary of DTHC acquired in Spring 2008 – Michigan Microtech (MMT) – and assigned substantial value to the creation, maintenance and growth of DTHC’s substantial workforce of 2,700 technicians and installation professionals which would be highly expensive for another entity to replicate irrespective of DTHC’s contract with DirecTV. The analyses performed by Source Capital Group in connection with its opinion were going-concern analyses, and as such Source Capital Group expresses no opinion regarding the liquidation value of any entity. Further, its opinion is based on economic, monetary and market consideration as they exist and can be evaluated as of the date of the opinion and it assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after the date of the opinion.

In connection with rendering its opinion, Source Capital Group was not requested to and did not participate in the negotiation or structuring of the arrangement.  The arrangement consideration was determined through arm’s length negotiations between Multiband and DirecTECH and not by Source Capital Group.  No limitations were imposed by Multiband on Source Capital Group with respect to the investigations made or procedures followed by Source Capital Group in rendering its opinion.

Source Capital Group’s opinion is necessarily based upon the information that was provided to it and facts and circumstances as they existed on the date of the opinion and events occurring after the date thereof could materially affect the assumptions used in preparing the opinion.  Source Capital Group did not express any opinion as to the prices at which shares of Multiband or related securities may trade following announcement of the arrangement or at any future time.

Source Capital Group was not requested to opine as to, and their opinion does not address, the basic business decision to proceed with or effect the arrangement, the merits of the arrangement relative to any alternative transaction or business strategy that may be available to Multiband.  Source Capital Group expressed no opinion as to whether any alternative transaction might produce consideration for the stockholders of Multiband in excess of the amount contemplated in the arrangement.

In preparing its opinion, Source Capital Group performed a variety of financial and comparative analysis.  The following paragraphs summarize the material financial analyses performed by Source Capital Group in arriving at its opinion.  The order of analyses described does not represent relative importance or weight given to those analyses by Source Capital Group.  Some of the summaries of the financial analyses include information presented in tabular format.  The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Source Capital Group, the tables must be read together with the full text of each summary.  The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to December 26, 2008, and is not necessarily indicative of current or future market conditions.

Market Trading Analysis

Source Capital Group reviewed the average daily closing price of Multiband’s common stock for each quarterly period during the fiscal year ended December 31, 2007 and for the nine months ended September 30, 2008.  The average daily closing price of Multiband’s common stock decreased 65% from $3.10 during first quarter ended March 31, 2007 to $1.07 during the second quarter ended June 30, 2008.  The stock languished even as Multiband completed the partial acquisition of DTHC by acquiring MMT in 1Q08 and entering into a management agreement to turnaround DTHC’s operations.  We believe the decline of Multiband’s market value subsequent to the initial letter of intent (LOI) announcement to merge with DTHC and subsequent to the MMT purchase was likely based upon the uncertainty of the combined entities’ value post merger.  Specifically, the market had no idea what the dilution to existing shareholders would be and built in a discount for conservativeness.  Additionally, there was likely doubt as to Multiband’s ability to complete the entire DTHC transaction, compounded by anxiety in the turbulent capital markets environment.  Subsequently, Multiband and DirecTECH Holding Company executed a definitive stock purchase agreement on November 3, 2008 which encompassed a restructured transaction requiring the issuance of a total of $46.5 million of debt to acquire 80% of DTHC, with the planned future issuance of $10 million of convertible preferred stock to bring ownership of DTHC to 100% by YE09.  Despite this substantially less dilutive structure versus the original merger, which would have given DTHC 80% of the equity of the combined companies, and even though Multiband reported record 3Q08 results that illustrate the turnaround at DTHC and synergy potential when combined with Multiband (e.g., $0.09 quarterly EPS), Multiband common stock has not recovered from prior quarter lows and still trades at what we believe is an artificially detached share price, albeit a stable one, of $1.10.  That said, we believe the recent stabilization of Multiband’s market value subsequent to the definitive stock purchase agreement announcement was based upon the increased certainty of the combined entities’ value post merger.  Specifically, the market was able to rationally analyze the merits of the transaction and felt comfort in the increased certainty of the transaction being consummated.  Looking ahead, as Multiband proves out the synergies of the combination and the overall market and integrated contractor sector recover, we expect substantial upside to the combined companies’ market capitalization.

Public Comparable Companies Analysis

This method applies the comparative public market information of companies comparable to DirecTECH (“Comparable Group”).  The methodology assumes that companies in the same industry share similar markets.  The potential for revenue and earnings growth is usually dependent upon the characteristics of the growth rates of these markets, and companies in the same industry experience similar operating characteristics.  The underlying components in the comparable company analysis assume the companies are ongoing concerns.

Using publicly available information, Source Capital Group compared selected financial data of DirecTECH with similar data of selected publicly traded outsourced-services companies considered by Source Capital Group to be comparable to DirecTECH.  Since DirecTECH provides installation, integration and fulfillment services to the home, Source Capital Group examined other outsourced-services which touch consumers in the home as well as enterprises, including: telecom/cable services, electrical services, customer care services, and other contract services and other contract services.  Source Capital Group did not analyze every publicly traded outsourced-services company, but selected the following list of companies which Source Capital Group deemed to be representative of each of the four sub-sectors listed above:

•	Wireline Telecom/Cable Services: 180 Connect (and its acquisition by DirecTV), Dycom and MasTec;

•	Customer Care and Enterprise Networking: Black Box;

•	Wireless Telecom Infrastructure Services: WPCS and Kratos;

•	Cable Installation and Bundled Services: MDU Communications;

These companies collectively are the “Comparable Companies.” Source Capital Group identified these companies as the Comparable Companies because, in their opinion, these companies were the most similar to DirecTECH in terms of business and operating models, size and services they provide.  Specifically, each of these companies is outsourced service suppliers to third parties with the end user of such services being consumers and enterprises.  Although such companies were considered similar for purposes of Source Capital Group’s analysis, none of the companies have the same management, makeup, size or combination of business as DirecTECH.  In addition, Source Capital Group examined three additional publicly traded outsourced-services companies – Henry Bros., Quanta Services and Volt Information Services - that it determined to exclude from its analysis due to the lack of similar technology services incorporated into the companies’ business solutions.

Source Capital Group analyzed the following financial data for each of the Comparable Companies: (1) the “enterprise value” (“EV”) defined as common stock market value (the number of fully-diluted shares outstanding multiplied by the closing price of the common stock), plus total debt and preferred stock, less cash as a multiple of (i) revenues for the calendar year 2008 for which estimates have been furnished by IBES, management or Source Capital estimates, and (ii) earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the calendar year 2008 for which estimates have been furnished by IBES, management or Source Capital estimates.  Source Capital Group performed valuation analyses by applying certain market trading statistics of the Comparable Companies to the historical and estimated financial results of DirecTECH.  As of the market’s close on December 26, 2008, the Comparable Companies were trading at the following median valuation multiples:

			Market Valuation				20% Discounted Valuation
Public Median Valuation Metric	DirecTECH Holding Company Metric		Median Public Multiples		Implied DirecTECH Holding Company Ent. Val. (MM)	Implied DirecTECH Holding Company Equity Val. (MM)	Discounted Public Multiples		Implied DirecTECH Holding Company Ent. Val. (MM)	Implied DirecTECH Holding Company Equity Val. (MM)
EV / 2008E revenues	0.20	x	0.58	x	133.6	93.6	0.46	x	106.5	66.5
EV / 2008E EBITDA	4.13	x	4.98	x	55.9	15.6	3.98	x	44.7	4.7
Mean					94.8	54.6			75.6	35.6

*
Based on information supplied to Source Capital Group by DirecTECH of its audited financial statements for the year ended December 31, 2007 and the unaudited results for the nine months ended September 30, 2008.

**
Fully-diluted shares outstanding calculation assumes the exercise of all convertible securities including convertible debentures, options and warrants. The calculation for Net Debt includes cash from the strike-price proceeds of all outstanding convertible debentures, options and warrants.

***	Excludes one-time credits and charges.

As a result of these valuation analyses, Source Capital Group derived an average implied enterprise value of approximately $94.8 million for DirecTECH, compared to the arrangement consideration of $56.5 million as per the terms of the company’s stock purchase agreement dated November 3, 2008.  The range of values for the analyses was $55.9 million to $133.6 million, showing that the consideration being paid by Multiband for DTHC is fair, from a financial point of view.

The scale of DirecTECH in 2008, as measured by annual revenues of roughly $230 million, is lower than the Comparable Companies’ median annual revenues $410.1 million.  In addition, DirecTECH Holding Company’s current adjusted EBITDA margins of 4.9% are lower than the median of the Comparable Companies which is 8.3%.  Source Capital Group analysis illustrates the significant operating leverage in outsourced-services companies which comes from size and scale as well as diversification of product offerings.  Source Capital Group concluded that DirecTECH would command a valuation of approximately a 20 percent discount to the median trading multiple of the Comparable Companies because DirecTECH had a lower revenue base, lower EBITDA margins, a narrow product offering, and substantial reliance on once customer, DirecTV.  Using this assumption, Source Capital Group derived an average implied enterprise value of approximately $75.6 million for DirecTECH, compared to the arrangement consideration of $56.5 million as per the terms of the company’s stock purchase agreement dated November 3, 2008.  The range of values for the analyses was $44.7 million to $106.5 million, illustrating that management’s offer is inline with the low end of industry multiple ranges and suggesting that Multiband is getting good value on its purchase of DTHC under the recently Revised Agreement.

Comparable Company Performance

Source Capital Group reviewed key financial performance measures of Dycom, MasTec and 180 Connect (along with its acquisition by DirecTV), the only direct publicly traded competitors of DirecTECH, to those of DirecTECH from January 1, 2007 through projected December 31, 2008.  The financial performance measurements analyzed were the year-over-year revenue growth rates, EBITDA margins and adjusted EBITDA margins.  Source Capital Group noted that 5% projected annual revenue growth of DirecTECH Holding Company is lower than the annual revenue growth of 180Connect (10%) and MasTec (8%).  Additionally, DirecTECH’s EBITDA margins of 4.9% were lower than 180Connect (8.3%), Dycom 11.8%) and MasTec (7.0%).  DirecTECH’s lower revenue growth rate is explained by the fact that it is a narrower company with significant reliance on DirecTV for business and limited expansion opportunities.  Meanwhile, competitors such as DyCom and MasTec have superior EBITDA margins due their greater size and scalability.  On most metrics, we note that DirecTECH’s financial performance mirrors that of 180 Connect, another pure-play provider of home installation services for DirecTV that previously merged with a public “shell” corporation called Ad.Venture Partners, Inc. (a SPAC – special purpose acquisition company) to obtain liquidity and a listing on a U.S. securities exchange but was later acquired by DirecTV for roughly $105 million.  Following the merger between Multiband and DirecTECH, the combined companies will not be directly comparable to any of these entities due to the marriage of Multiband’s bundled service offering to MDUs and MTUs to DirecTECH’s substantial installation and integration capabilities geared to the consumer and enterprise markets.  We would expect revenue and EBITDA performance of the combined companies to improve materially as a result of the merger.

Integrated Contractors - December 26, 2008

			DirecTV
			M&A of
(Dollars in millions)	BBOX		CNCT		DY		KTOS		MDTV		MTZ		WPCS		MEDIAN		DirecTECH

INCOME DATA (quarter ending)	Sep-08		Sep-08		Oct-08		Sep-08		Sep-08		Sep-08		Oct-08				Sep-08
Revenues	$253.8		$102.5		$334.0		$81.5		$6.5		$397.8		$28.8		$102.5		$57.6
Gross profit	93.1		12.6		65.3		18.5		3.9		62.2		7.3		18.5		15.5
Operating expenses:
Selling, general & administrative	62.8		4.1		26.0		14.9		3.4		25.6		5.9		14.9		12.7
EBITDA	30.3		8.6		39.3		3.6		0.5		36.6		1.4		8.6		2.8
Depreciation & amortization	4.3		4.0		16.6		1.2		1.7		7.8		0.7		4.0		0.4
Stock based comp and other	0.5		0.2		1.5		0.1				0.8		0.0		0.4		-
Total operating expenses	67.6		8.3		44.2		16.2		5.2		34.2		6.6		16.2		13.0
EBIT	25.4		4.3		21.2		2.3		(1.3)		28.0		0.7		4.3		2.4
EBT	22.5		(8.6)		17.7		(0.6)		(1.8)		24.4		0.6		0.6		1.7
Net income to common	$14.3		$(8.8)		$10.6		$(1.1)		$(1.8)		$24.3		$0.4		$0.4		$1.4

BALANCE SHEET DATA
Cash, & cash equivalents	$25.8		$12.8		$45.7		$4.0		$0.1		$45.1		$13.2		$13.2		$10.2
Current assets	342.6		90.8		339.5		109.3		3.7		399.5		49.8		109.3		49.4
Property, plant & equipment, net	31.9		31.4		164.6		7.0		21.7		123.2		6.9		31.4		7.5
Intangible and other assets	733.1		36.2		312.6		266.5		4.2		344.0		34.5		266.5		3.6
Total assets	1,107.5		158.4		816.7		382.8		29.7		866.7		91.1		382.8		60.5

Current liabilities	215.4		106.4		115.0		77.1		3.5		282.3		21.2		106.4		77.4
Long-term debt	209.4		18.7		180.6		76.4		16.6		187.8		7.7		76.4		23.6
Other long-term obligations	29.2		16.0		65.2		9.3		0.4		27.5		1.4		16.0		0.2
Total liabilities	453.9		141.1		360.9		162.8		20.5		497.5		30.4		162.8		101.1
Stockholders' equity	$653.6		$17.3		$455.8		$220.0		$9.2		$369.2		$60.8		$220.0		$(40.6)

SHARE DATA
Shares outstanding	17.5		49.7		39.4		105.3		52.0		67.9		7.1		49.7		*
Price	$22.80		$1.80		$7.27		$1.17		$0.23		$10.05		$2.01		$2.01		*

MARGIN ANALYSIS
Gross margin	36.7%		12.3%		19.6%		22.7%		60.0%		15.6%		25.5%		22.7%		26.9%
EBITDA margin	11.9%		8.3%		11.8%		4.5%		7.0%		9.2%		5.0%		8.3%		4.9%
Operating margin	10.0%		4.2%		6.3%		2.8%		-19.5%		7.0%		2.6%		4.2%		4.2%
EBT margin	8.9%		-8.4%		5.3%		-0.7%		-28.3%		6.1%		2.1%		2.1%		3.0%
Net margin	5.6%		-8.6%		3.2%		-1.3%		-28.3%		6.1%		1.3%		1.3%		2.5%

LEVERAGE ANALYSIS
Current ratio	1.6	x	0.9	x	3.0	x	1.4	x	1.1	x	1.4	x	2.3	x	1.4	x	0.6	x
Long-term debt / total assets	18.9%		11.8%		22.1%		20.0%		56.1%		21.7%		8.5%		20.0%		39.0%
Long-term debt / total capitalization	34.4%		17.3%		38.7%		38.3%		58.2%		21.6%		35.3%		35.3%		41.8%

SCALE
Market capitalization	$399.8		$89.4		$286.2		$123.2		$12.0		$682.7		$14.2		$123.2		$10.0
Total capitalization	$609.2		$108.1		$466.8		$199.6		$28.6		$870.5		$21.9		$199.6		$56.5
Enterprise value	$583.4		$95.3		$421.1		$195.6		$28.5		$825.4		$8.7		$195.6		$46.3

VALUATION ANALYSIS
2008E revenues	$1,000.0		$410.1		$1,200.0		$305.5		$26.1		$1,350.0		$124.3		$410.1		$230.3
EV / 2008E revenues	0.58	x	0.23	x	0.35	x	0.64	x	1.10	x	0.61	x	0.07	x	0.58	x	0.20	x
YoY revenue growth (2007-2008)	-2.6%		10.0%		-3.2%		15.6%		42.0%		8.0%		3.5%		8.0%		5.0%
2008E EBITDA	$121.0		$34.2		$84.6		$14.5		$1.8		$146.4		$5.7		$34.2		$11.2
EV / 2008E EBITDA	4.82	x	2.79	x	4.98	x	13.46	x	15.66	x	5.64	x	1.52	x	4.98	x	4.13	x

PERFORMANCE ANALYSIS
Annualized revenue / employee	$338,413		$86,334		$124,313		$217,333		$218,911		$193,084		$318,755		$217,333		$85,313
EBITDA / SG&A	$1.93		$8.44		$6.05		$0.98		$0.53		$5.72		$0.97		$1.93		$0.89
Return on Equity (ROE)	2.2%		NM		2.3%		NM		NM		6.6%		0.6%		2.3%		NM

COMPANY INFORMATION
Employees	3,000		4,750		10,746		1,500		119		8,240		361		3,000		2,700

Note: Restructuring or other non-recurring credits and charges are excluded for all companies. Source: Company reports, IBES, Source Capital Group.

Merger and Acquisition Transaction Analysis

Source Capital Group reviewed certain publicly available information including several selected merger and acquisition transactions from January 1, 2002 to September 30, 2008 involving outsourced-services companies (the “Comparable Transactions”).  Any transaction less than $5 million in transaction value was excluded from the analysis.  Source Capital Group screened for transactions using Capital IQ and reviewed the public filings and press releases of each transaction to determine the comparability of the target company to DirecTECH.  The criteria used in determining the comparability of such target companies to DirecTECH Holding Company included company size, companies which outsource contract services, specialty contractors, and companies offering services which touch the home or enterprise.

Of particular interest were MasTec’s February 2006 acquisition of Digital Satellite Services, Inc. for $26 million; Quanta Services’ August 2007 acquisition of Infrasource for roughly $1.5 billion; Ad.Venture Partners’ September 2007 acquisition of 180 Connect and its recent sale to DirecTV.

Information reviewed in the selected merger and acquisition transactions consisted of, if available, EV divided by, if available, LTM net revenues and LTM EBITDA, as of the time of the announcement of the acquisition.  Source Capital Group noted that the median EV multiples for the Comparable Transactions were 0.5x annualized revenues and 5.0x annualized EBITDA.  Utilizing the median multiples paid in these merger and acquisition transactions applied to DirecTECH Holding Company’s 3Q08 results, Source Capital Group derived an implied $56.1 million enterprise value for DirecTECH, directly inline with the $56.5 million consideration being paid for DTHC by Multiband.

Discounted Cash Flow Analysis

Source Capital Group reviewed the discounted cash flow (DCF) methodology, which assumes that the present value of the common stock is equal to the sum of the present value of the projected available cash flow streams to the equity holders and the terminal value of the equity.

Using financial projections furnished by DirecTECH’s management for the five years ending December 30, 2007 through 2011, Source Capital Group calculated projected cash flow available for distributions, and DirecTECH Holding Company’s projected future values of DirecTECH’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x, and 8.0x to DirecTECH’s projected EBITDA for the year ending December 31, 2011.  In determining the appropriate EBITDA multiple for use in calculating DirecTECH’s projected future equity value, Source Capital Group reviewed, among other things, the multiples at which public companies Source Capital Group deemed comparable to DirecTECH historically trade as well as the multiples observed in historical mergers and acquisition transactions deemed relevant by Source Capital Group.  The public companies and comparable transactions used for purposes of this analysis were the same as the Comparable Companies and Comparable Transactions used for purposes of the Public Comparable Companies Analysis, Comparable Company Performance and Merger and Acquisition Transaction Analysis discussed above.  Source Capital Group discounted these valuations due to the relative smaller size and scale of DirecTECH in determining an appropriate multiple range and then projected future values of DirecTECH Holding Company’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x and 8.0x to DirecTECH Holding Company’s projected EBITDA for the year ending December 31, 2011.  The projected future values were then discounted using a range of discount rates of 20.0% to 30.0%, which yielded an implied range of discounted enterprise present values of $84.5 million to $143.2 million, with an average of $113.9 million.  A weighted average cost of capital calculation of 25.0% is appropriate for DirecTECH, in our opinion, as it assumes a small company risk premium and a risk premium for customer concentration risk.  Source Capital Group arrived at the discount rate of 25.0% based on its belief that there is up to an additional 5% of small company risk and up to an additional 5% of customer concentration risk associated with DirecTECH relative to its larger peers, including Dycom and MasTec.

In determining the discount rates used in the discounted present value analysis, Source Capital Group noted, among other things, factors such as inflation, prevailing market interest rates, the inherent business risk and rates of return required by investors.  In determining the appropriate EBITDA multiple used in calculating DirecTECH’s projected future equity value, Source Capital Group noted, among other things, the multiples at which public companies which Source Capital Group deemed comparable to DirecTECH historically traded, and the multiples observed in historical mergers and acquisition transactions which Source Capital Group deemed relevant.  Though current market multiples are depressed from the range of multiples used by SCG, Source Capital Group believes the EBITDA multiple range and discount factor range are appropriate in a go-forward basis as market multiples, industry valuations and cost of capital are more likely than not to return to these more normalized ranges as the global economy recovers and visibility and growth stabilize.  Against this backdrop, given current market conditions, it appears that Multiband is purchasing DirecTECH at a trough valuation well below the entity’s DCF-driven valuation that leaves substantial upside for its shareholders over the coming years.

DirecTECH Holding Company
Summary Model and DCF
($ in MM)

	2008E	2009E	2010E	2011E

Revenues	$210.2	$226.7	$244.5	$263.8
COGS	160.7	172.2	184.5	197.7
Gross profit	49.5	54.5	60.1	66.1
Operating expenses:
SG&A	45.6	43.5	40.8	37.4
EBITDA	3.9	11.0	19.2	28.7
Depreciation and amortization	1.0	1.1	1.2	1.3
Other, net	-	-	-	-
Total operating expenses	46.6	44.6	42.0	38.7
EBIT	3.0	10.0	18.1	27.4
Other, net	2.2	2.2	2.2	2.2
EBT	0.8	7.8	15.9	25.2
Taxes	-	3.1	6.4	10.1
Net income	$0.8	$4.7	$9.5	$15.1

DirecTECH Holding Company
Common Form Statements

	2008E	2009E	2010E	2011E

Revenues	100.0%	100.0%	100.0%	100.0%
COGS	76.4%	75.9%	75.4%	74.9%
Gross profit	23.6%	24.1%	24.6%	25.1%
Operating expenses:
SG&A	21.7%	19.2%	16.7%	14.2%
EBITDA	1.9%	4.9%	7.9%	10.9%
Depreciation and amortization	0.5%	0.5%	0.5%	0.5%
Other	0.0%	0.0%	0.0%	0.0%
Total operating expenses	22.1%	19.7%	17.2%	14.7%
EBIT	1.4%	4.4%	7.4%	10.4%
Other, net	1.0%	1.0%	0.9%	0.8%
EBT	0.4%	3.4%	6.5%	9.6%
Taxes	0.0%	1.4%	2.6%	3.8%
Net income	0.4%	2.1%	3.9%	5.7%

Discounted Cash Flow (DCF) Valuations:

WACC	20.0%
Terminal multiple	6.0
Terminal value	$172.0
Sum of DCFs	110.0

WACC	20.0%
Terminal multiple	7.0
Terminal value	200.6
Sum of DCFs	126.6

WACC	20.0%
Terminal multiple	8.0
Terminal value	229.3
Sum of DCFs	$143.2

Discounted Cash Flow (DCF) Valuations:

WACC	25.0%
Terminal multiple	6.0
Terminal value	$172.0
Sum of DCFs	97.9

WACC	25.0%
Terminal multiple	7.0
Terminal value	200.6
Sum of DCFs	112.6

WACC	25.0%
Terminal multiple	8.0
Terminal value	229.3
Sum of DCFs	$127.2

Discounted Cash Flow (DCF) Valuations:

WACC	30.0%
Terminal multiple	6
Terminal value	$172.0
Sum of DCFs	84.5

WACC	30.0%
Terminal multiple	7.0
Terminal value	200.6
Sum of DCFs	100.6

WACC	30.0%
Terminal multiple	8.0
Terminal value	229.3
Sum of DCFs	$113.6

Average:	$113.85

General Disclosure Regarding both Opinions

No company, transaction or business used in the analyses described above as a comparison is identical to Multiband, DirecTECH, or the Arrangement.  Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the arrangement, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summaries set forth above do not purport to be a complete description of the analyses performed by Source Capital Group in connection with the rendering of its opinions.  The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Accordingly, Source Capital Group believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinions. Source Capital Group did not attribute any specific weight to any factor or analysis considered by it.  The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

Under the terms of Multiband’s engagement letter with Source Capital Group, Multiband paid a nonrefundable fee of $30,000 to Source Capital Group for rendering the initial Source Capital Group opinion and a nonrefundable fee of $20,000 for amending this opinion to reflect the revised terms of the stock purchase agreement dated November 3, 2008.  In addition, Multiband agreed to reimburse preapproved legal expenses and other fees incurred by Source Capital Group in connection with providing the fairness opinion.  Multiband also agreed to indemnify Source Capital Group against certain liabilities relating to or arising out of services performed by Source Capital Group in rendering its opinion.

As part of its investment banking services, Source Capital Group is regularly engaged in the evaluation of businesses and their securities in connection with arrangements and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.  Source Capital Group was retained by the Board to render an opinion in connection with the arrangement based on Source Capital Group’s experience as a financial advisor in mergers and acquisitions.

Conclusion

In October 2007, Multiband Corporation (“Multiband” or “the Company”) retained Source Capital Group to render an opinion as to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband in the arrangement to merge the Company with DirecTECH Holding Company, Inc. (“the INITIAL AGREEMENT”).  In October 2008, Multiband extended this engagement and retained Source Capital Group to amend its opinion to reflect the revised terms of the proposed transaction with DirecTECH under the stock purchase agreement dated November 3, 2008 (“the REVISED AGREEMENT”).  A consideration of $46,500,000 in debt will be issued by Multiband for 80% ownership of DirecTECH, with $10,000,000 in preferred stock to be issued to DTHC in 4Q09 to bring Multiband’s ownership of DTHC to 100%.  Source Capital Group used a variety of analytical methods to assess the fairness to Multiband shareholders of the price ascribed to DirecTECH including 1) relative value analysis versus industry comparable companies, 2) analysis of multiples paid for similar companies in merger and acquisition transactions over the past few years, and 3) discounted cash flow (DCF) analysis of DirecTECH Holding Company, Inc.’s EBITDA projections from 2008-2011.  Based upon and subject to the foregoing and such other factors as we consider relevant, Source Capital Group is of the opinion that the Purchase Consideration to be paid for the Target by the Company, as per the terms of the REVISED AGREEMENT, is fair to the Company from a financial point of view.

ANNEX 3- Directech Holding Company, Inc. And Subsidiaries

DIRECTECH HOLDING COMPANY, INC.

AND SUBSIDIARIES

Consolidated Financial Statements and

Report of Independent Registered Public Accounting Firm

December 31, 2008 and 2007

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	56

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS	57

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT	58

CONSOLIDATED STATEMENTS OF CASH FLOWS	59

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	60-84

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DirecTECH Holding Company, Inc. and subsidiaries
Maysville, Kentucky

We have audited the accompanying consolidated balance sheet of DirecTECH Holding Company, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of operations and other comprehensive loss, stockholders' deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  The consolidated financial statements of DirecTECH Holding Company, Inc. and subsidiaries as of December 31, 2007, were audited by other auditors whose report dated July 15, 2008, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the financial position of DirecTECH Holding Company, Inc. and subsidiaries as of December 31, 2008 and the results of their operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency.  These factors raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note B.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Minneapolis, Minnesota
June 26, 2009

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

ASSETS	2008	2007
CURRENT ASSETS
Cash	$48,504	$12,996,380
Accounts receivable, net	4,728,143	23,167,461
Inventories	14,130,474	16,447,218
Prepaid expenses and other	2,755,382	4,340,871
Notes receivable, current	-	50,724
Total current assets	21,662,503	57,002,654

PROPERTY AND EQUIPMENT, NET	5,817,937	3,268,714

OTHER ASSETS
Investments and other long-term assets	6,854,476	3,184,087
Intangible assets, net	2,027,985	1,267,332
Notes receivable	333,752	1,000,689
Total other assets	9,216,213	5,452,108

TOTAL ASSETS	$36,696,653	$65,723,476

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Checks issued in excess of cash in bank	$422,046	$-
Current portion of long-term debt	8,766,262	16,597,993
Current portion of capital lease obligations	79,789	76,026
Line of credit	44,665	-
Note payable	-	3,776,507
Accounts payable	30,858,448	42,294,958
Accrued expenses	16,477,213	14,065,431
Due to related party	7,666,295	-
Deferred revenue	87,154	23,889
Total current liabilities	64,401,872	76,834,804

LONG-TERM LIABILITIES
Long-term debt, net of current portion	21,281,720	25,328,189
Capital lease obligations, net of current portion	127,321	226,481

TOTAL LIABILITIES	85,810,913	102,389,474

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 2,000,000 shares authorized and	10,086	10,086
1,008,600 shares issued and outstanding
Additional paid-in capital	5,473,506	5,277,822
Accumulated other comprehensive loss- unrealized loss on	(1,847,600)	-
available for sale securities
Accumulated deficit	(52,750,252)	(41,953,906)
Total stockholders’ deficit	(49,114,260)	(36,665,998)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$36,696,653	$65,723,476

See accompanying notes to the consolidated financial statements

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUES	$196,755,415	$213,744,073

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization	151,220,858	166,714,770
shown separately below)
Selling, general and administrative	52,190,160	72,668,528
Depreciation and amortization	1,910,578	1,058,821

Total costs and expenses	205,321,596	240,442,119

LOSS FROM OPERATIONS	(8,566,181)	(26,698,046)

OTHER INCOME (EXPENSE)
Interest income (expense)	(3,094,839)	(1,285,385)
Equity in net income of investment in unconsolidated affiliate	652,167	-
Other	362,717	78,599

Total other income (expense)	(2,079,955)	(1,206,786)

LOSS BEFORE INCOME TAXES	(10,646,136)	(27,904,832)

PROVISION FOR INCOME TAXES	150,210	5,051,671

NET LOSS	$(10,796,346)	$(32,956,503)

COMPREHENSIVE LOSS:

NET LOSS	$(10,796,346)	$(32,956,503)

OTHER COMPREHENSIVE LOSS:
Unrealized loss on available for sale securities	$(1,847,600)	-

COMPREHENSIVE LOSS	$(12,643,946)	$(32,956,503)

See accompanying notes to the consolidated financial statements

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common stock	Additional Paid-in Capital	Accumulated other comprehensive loss	Accumulated deficit	Unearned ESOP compensation	Total
Balance, December 31, 2006	$10,000	$4,705,836	$-	$(8,744,091)	$(11,640,586)	$(15,668,841)

Net loss	-	-	-	(32,956,503)	-	(32,956,503)

Adoption of FIN 48 on January 1, 2007	-	-	-	(253,312)	-	(253,312)

Stock option expense	-	3,178,605	-	-	-	3,178,605

Common stock issued	86	774,774	-	-	-	774,860

ESOP compensation earned	-	(3,381,393)	-	-	11,640,586	8,259,193

Balance, December 31, 2007	10,086	5,277,822	-	(41,953,906)	-	(36,665,998)

Net loss	-	-	-	(10,796,346)	-	(10,796,346)

Contribution to subsidiary (see Note Q)	-	141,505	-	-	-	141,505

Stock option expense	-	54,179	-	-	-	54,179

Other comprehensive loss- unrealized loss on available for sale securities	-	-	(1,847,600)	-	-	(1,847,600)

Balance, December 31, 2008	$10,086	$5,473,506	$(1,847,600)	$(52,750,252)	$-	$(49,114,260)

See accompanying notes to the consolidated financial statements

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
OPERATING ACTIVITIES
Net loss	$(10,796,346)	$(32,956,503)
Adjustments to reconcile net loss to cash flows from operating activities:
ESOP compensation earned with leveraged Plan	-	5,833,704
Tax effected difference between ESOP cost and fair value	-	2,254,263
Stock based compensation expense	54,179	3,178,605
Depreciation and amortization	1,910,578	1,085,286
Write-off of merger costs	390,013	-
Gain on sale of equipment	(8,815)	(21,251)
Equity in net income of investment in unconsolidated affiliate	(652,167)	-
Deferred income taxes	-	2,049,689
Change in allowance for doubtful accounts	604,701	-
Gain on sale of 51% of Michigan Microtech, Inc.	(2,868,697)	-
Payment of management fees with reduction in note receivable	1,946,000	-

Changes in operating assets and liabilities:
Accounts receivable	15,612,611	1,534,592
Other receivables- related parties	5,593,056	-
Inventories	107,176	790,561
Prepaid expenses and other	1,217,090	500,874
Investments and other long-term assets	725,127	72,474
Accounts payable	(5,939,047)	6,587,972
Accrued expenses	3,575,357	(4,939,914)
Deferred revenue	63,265	-
Income taxes payable	-	53,886
Net cash flows provided by (used in) operating activities	11,534,081	(13,975,762)

INVESTING ACTIVITIES
Purchases of property and equipment	(4,871,705)	(2,087,347)
Payment of merger costs	-	(390,013)
Proceeds (purchase) of investment in affiliate	80,000	(100,000)
Principal payments on notes receivable	55,584	81,354
Purchase of intangible assets	(1,206,255)	(1,495,642)
Net decrease in cash from sale of Michigan Microtech, Inc.	(4,043,942)	-
Proceeds from sale of property and equipment	50,074	33,224
Net cash flows used in investing activities	(9,936,244)	(3,958,424)

FINANCING ACTIVITIES
Checks issued in excess of cash in bank	422,046	-
Payments of debt issuance costs	-	(347,438)
Cash contributions to ESOP	-	(18,741,567)
Proceeds from common stock	-	774,860
Borrowings on notes payable	-	7,686,409
Payments on notes payable	(3,776,507)	(3,909,902)
Borrowings on long-term debt	5,800,000	67,123,908
Payments on long-term debt	(16,965,283)	(35,826,897)
Net borrowings under line of credit	44,665	-
Payments on capital lease obligations	(70,634)	(66,445)
Net cash flows provided by (used in) financing activities	(14,545,713)	16,692,928

See accompanying notes to the consolidated financial statements

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

DECREASE IN CASH	$(12,947,876)	$(1,241,258)
CASH - BEGINNING OF YEAR	12,996,380	14,237,638
CASH - END OF YEAR	$48,504	$12,996,380

Supplemental disclosure of cash flow information:
Interest paid	$1,858,097	$1,963,164
Income taxes paid, net of refunds	163,901	693,833
Supplemental disclosure of non-cash investing and financing activities:
Note receivable received on sale of Michigan Microtech, Inc.	$2,246,000	$-
Multiband common stock received on sale of Michigan Microtech, Inc.	3,620,700	-
Reduction of note receivable with payment of management fees	1,946,000	-
Short-term note payable taken in exchange for account payable	158,640	-
Payments by ESOP loan principal by ESOP plan	-	171,225
Notes receivable from stockholders offset by note payable	886,584	-

See accompanying notes to the consolidated financial statements

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

NOTE A - NATURE OF OPERATIONS

DirecTECH Holding Company, Inc. (the “Company”) earns revenues predominately from the sale, installation and service of DirecTV dishes and equipment.  Services are provided to homeowners and businesses within the eastern and central United States.  Substantially all of the Company’s revenue is generated from services provided on behalf of DirecTV.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Principles of Consolidation

The 2008 consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, JBM, Inc. (“JBM”), Directech Delaware, Inc. (“Directech”), Directech Southwest, Inc. (“Directech Southwest”) and Directech Development, Inc. (“Directech Development”). The consolidated financial statements of Directech Development, Inc. (“Directech Development”) include the accounts of its wholly owned subsidiaries, Directech MDU, Inc. (MDU) and Directech Protection Company, Inc. (“Protection”).  All significant intercompany accounts and transactions have been eliminated in consolidation.

The 2007 consolidated financial statements also included 100% of the accounts of Michigan Microtech, Inc. (“Michigan Microtech”). During February 2008, the Company sold 51% of its holdings in Michigan Microtech to Multiband Corporation (“Multiband”) (See Note Q). Effective March 1, 2008, the Company no longer includes the accounts of Michigan Microtech in its consolidated financial statements and has adopted the equity method to account for its 49% share in the results of Michigan Microtech.

2.   Liquidity

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern that contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  For the years ended December 31, 2008 and 2007, the Company had net losses of $10,796,346 and $32,956,503, respectively.  At December 31, 2008, the Company had an accumulated deficit of $52,750,252.  The Company's ability to continue as a going concern is dependent on it maintaining profitability and/or raising additional capital. Subsequent to year-end, effective January 1, 2009, the Company sold a controlling interest in all its operating subsidiaries to Multiband (See Note Q). Management anticipates that the impact of this transaction will generate sufficient cash flows to pay current liabilities and long-term debt obligations and fund the Company's operations through 2009.

3.  Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

4.  Cash in Excess of Federally Insured Limits

The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

5.  Accounts Receivable

The Company reviews customers' credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. The Company does have credit risk with over 50% of accounts receivable being with one customer (DIRECTV).  Invoices are due 30 days after presentation.  Accounts receivable over 30 days are considered past due.  The Company does not accrue interest on past due accounts receivable.  Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for uncollectible accounts of $604,701 and $0 at December 31, 2008 and 2007, respectively.

6.  Inventory Pricing

Inventories consist of installation materials and equipment.  Inventories are stated at the lower of cost or market.  Cost of installation materials and equipment is determined using the first-in, first-out (FIFO) method.

7.  Property and Equipment

Property and equipment are stated at cost.  Depreciation is determined using straight-line methods over the estimated useful lives of the assets as follows:

Asset Classification	Estimated Useful Life
Leasehold improvements	Shorter of 3 years or length of lease
Equipment	5 – 7 years
Furniture and fixtures	7 years
Vehicles	5 years
Software	3 years
MDU related equipment	Shorter of 5-7 years or duration of right of entry agreement

Expenditures for additions, renewals and betterments are capitalized, expenditures for maintenance and repairs are charged to expense as incurred.  Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and the resulting gain or loss is credited or charged to operations.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

7.       Property and Equipment (continued)

The Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

8.       Investments and Other Long-term Assets

Investments and other long-term assets consist of the following as of December 31, 2008 and 2007, respectively:

	2008	2007
Equity in uncontrolled subsidiary (Michigan Microtech)	$3,470,727	$-
Multiband Corporation common stock (not registered with trading restrictions), at fair market value	1,773,100	-
Vehicle lease deposits	1,444,020	2,553,594
Deferred acquisition costs	-	390,014
Other	166,629	240,479
Total	$6,854,476	$3,184,087

On an ongoing basis, the Company evaluates its investments in available for sale securities and investments accounted under the equity method to determine if a decline in fair value is other-than-temporary such that the change should be reflected in the Company’s consolidated financial statements.  When a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded and a new cost basis in the investment is established.

9.  Income Taxes

Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial reporting and tax basis of assets and liabilities.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.  The Company files consolidated income tax returns with its subsidiaries.

10.  Revenue Recognition

The Company recognizes revenue in accordance with the Securities Exchange Commission’s Staff Accounting Bulletin No. 104 (SAB 104) “Revenue Recognition”, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of a customer arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) product delivery has occurred or services have been rendered.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

10. Revenue Recognition (continued)

The Company earns revenues primarily through the installation and service of DirecTV video programming for residents of single family homes. In addition, MDU earns revenue primarily through the activation of, enhancement of, and residual fees on video programming services provided to residents of multiple dwelling units.

The Company has a home services provider (HSP) agreement with DirecTV which allows the Company to install and activate DirecTV video programming services for residents of single family homes.  As a DirecTV HSP, the Company earns revenue for installing and servicing DirecTV video customers pursuant to predetermined rates set by DirecTV which may vary from time to time.  Revenue is recognized upon completion of the delivery and installation of equipment.

Revenue generated by MDU from activation of video programming services is earned in the month of activation.  In the event that a customer cancels within the first 12 months of service, DirecTV has the right to chargeback the Company for a portion of the activation fees received.  In accordance with Securities Exchange Commission SAB 104, the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue.

11. Advertising Expense

Advertising is expensed as incurred.  Advertising expense recognized for the years ended December 31, 2008 and 2007 was $294,903 and $1,029,970, respectively.

12. Deposits

The Company is required to maintain refundable deposits with various lessors.  These deposits can be withheld to compensate the lessor for any property damages that may occur.  Substantially all deposits are held by one lessor and relate to the fleet vehicle operating leases.

13.  Deferred Charges

Included within intangible assets, net were debt issuance costs with a net carrying value of $303,259 at December 31, 2007. Debt issuance costs were being amortized over the life of the loan using the straight-line method, which approximates the effective interest method. Accumulated amortization on these costs was $44,189 at December 31, 2007. The Company recorded interest expense on these costs of $44,189 for the year ended December 31, 2007. As of December 31, 2008, these costs were written off because the loan to which the costs were related to was repaid.

Included within investments and other long-term assets were costs of $390,013 associated with a pending merger agreement with Multiband Corporation at December 31, 2007. During 2008, the merger agreement was terminated and these costs were fully expensed as of December 31, 2008.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

14.  Accrued Expenses

Included in accrued expenses were the following as of December 31, 2008 and 2007, respectively:

	2008	2007
Payroll, taxes and benefits	$5,779,012	$6,958,121
Legal settlement reserve	4,080,109	2,682,938
Accrued interest	1,524,057	134,230
Income taxes payable	434,802	606,241
Other	4,659,233	3,683,903

Total	$16,477,213	$14,065,431

15.  New Accounting Pronouncements

During December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51” (“SFAS 160”).  This statement establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for the deconsolidation of subsidiaries and clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This Statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary.  SFAS 160 is effective for fiscal years beginning on or after December 15, 2008.  The Company does not believe that the adoption of SFAS 160 will have a material effect on its consolidated results of operations or financial position.

During December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141 (Revised 2007)”).  While this statement retains the fundamental requirement of SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations, SFAS 141 (Revised 2007) now establishes the principles and requirements for how an acquirer in a business combination: recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in the acquiree; recognizes and measures the goodwill acquired in the business combination or the gain from a bargain purchase; and determines what information should be disclosed in the financial statements to enable the users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that the adoption of SFAS 141 (Revised 2007) will have a material effect on its consolidated results of operations or financial position.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

15.  New Accounting Pronouncements (continued)

During May 2009, the FASB issued SFAS No. 165 (“SFAS 165”), “Subsequent Events.” SFAS 165 requires all public entities to evaluate subsequent events through the date that the financial statements are available to be issued and disclose in the notes the date through which the Company has evaluated subsequent events and whether the financial statements were issued or were available to be issued on the disclosed date. SFAS 165 defines two types of subsequent events, as follows: the first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet and the second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. SFAS 165 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The Company does not believe the adoption of SFAS 165 will have a material effect on its consolidated results of operations or financial position.

16.  Financial Instruments

The carrying amount of all financial instruments approximates fair value. The carrying amounts for cash, accounts receivable, accounts payable and short-term debt approximate fair value because of the short maturity of these instruments. The fair value of capital lease obligations, notes receivable, note payable-stockholder and long-term debt approximates the carrying amounts based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

17.  Reclassifications

Certain reclassifications have been made to the 2007 consolidated financial statements to make them conform with the 2008 presentation. These reclassifications had no effect on net loss or stockholders’ deficit.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE C - AVAILABLE FOR SALE SECURITIES

As of December 31, 2008, the Company had the voting rights for and was holding in trust 1,490,000 common shares of Multiband Corporation (See Note Q).  Effective January 1, 2008, FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”), which provides a framework for measuring, reporting and disclosing fair value under generally accepted accounting principles.  SFAS 157 applies to all assets and liabilities that are measured, reported and/or disclosed on a fair value basis.

As defined in SFAS 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In determining fair value, the Company values and records all investment securities transactions on a trade date basis.  Securities listed on a national or regional securities exchange are valued at their last reported sales price on the last business day of the period.  Securities which are not traded on a major exchange or for which no sale was reported on that date are valued at the average of their last quoted "bid" price and "asked" price.  Short positions are valued at the last quoted "asked" price.  Inputs used in the valuation methods can be either readily observable, market corroborated, or generally unobservable inputs.  Whenever possible the Company attempts to utilize valuation methods that maximize the use of observable inputs and minimizes the use of unobservable inputs.  Based on the observability of the inputs used in the valuation methods the Company determines fair value based on quoted market prices in active markets for identical assets and liabilities (Level 1).

Available for sale securities consisted of the following as of December 31, 2008 and 2007, respectively:

	Cost	Unrealized Loss	Fair Value at Period End

December 31, 2008	$3,620,700	$(1,847,600)	$1,773,100
December 31, 2007	$-	$-	$-

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE D - INVENTORIES

The Company’s inventory is segregated into three major categories.  Serialized DirecTV inventory consists primarily of satellite receivers and similar devices.  Non-serialized DirecTV inventory consists primarily of satellite dishes, poles and similar devices which are supplied by DirecTV.  Other inventory consists primarily of cable, switches and various small parts used in the installation of DirecTV systems.

	2008	2007

DirecTV - serialized	$6,305,560	$9,446,877
DirecTV - non-serialized	5,437,529	4,258,615
Other	2,387,385	2,741,726

Total Inventory	$14,130,474	$16,447,218

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following as of December 31, 2008 and 2007, respectively:

	2008	2007
Vehicles	$82,387	$589,202
Furniture & fixtures	245,511	320,636
Equipment	1,786,289	2,563,361
Leasehold improvements	244,276	479,965
Software	116,908	995,420
MDU related equipment	6,437,875	1,871,072
	8,913,246	6,819,656
Less: accumulated depreciation and amortization	(3,095,309)	(3,550,942)
	$5,817,937	$3,268,714

Depreciation expense for the years ended December 31, 2008 and 2007 was $1,464,975 and $818,711, respectively.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE F - INTANGIBLE ASSETS

Intangible assets, net consist of multiple dwelling unit (MDU) right of entry contracts. These contracts provide the Company with certain subscription rights for residents within multiple dwelling unit facilities. The duration of these contracts is five to ten years with an average remaining life of 5.75 years, estimated lives of one to ten years and the cost of the contract is generally incurred upon execution of the contract. Rights of entry contracts are amortized on a straight-line basis over the life of the contract. Amortization expense was $445,603 and $240,110 for the years ended December 31, 2008 and 2007, respectively.

The carrying values of these contracts at December 31 were as follows:

	2008	2007
Original cost	$2,713,898	$1,507,642
Accumulated amortization	(685,913)	(240,310)
Net Carrying Value	$2,027,985	$1,267,332

Amortization expense for the following years ending December 31 will be as follows:

2009	$504,000
2010	296,000
2011	226,000
2012	191,000
2013	118,000
Thereafter	692,985
$2,027,985

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE G - LONG-TERM DEBT

    Long-term debt and capital lease obligations at December 31 consist of the following:

	2008	2007

Term loans- MB Financial Bank, N.A.	$-	$12,550,000
Notes payable to stockholders; interest at 7%; quarterly principal and interest payments of $706,219; secured by substantially all the assets; maturity date December 27, 2012	10,802,745	11,831,200
Note payable to stockholder; interest at 5%; monthly principal and interest payments of $100,000; secured by substantially all the assets; due March 15, 2021	10,958,553	11,611,387
Notes payable to stockholders; interest at 7%; quarterly principal and interest payments of $338,768; secured by substantially all the assets; due September 17, 2012	5,675,332	5,675,332
Notes payable to stockholders and an officer; unsecured; interest at 10%; due October 2008	2,300,000	-
Note payable, unsecured; interest at 8%; due April 30, 2009	158,640	-
Installment payable; unsecured; interest at 4.53%; monthly principal and interest payments of $8,659 through May 2010	142,317	237,426
Various equipment capital leases; all due in 2011; principal and interest at imputed rates of 12.95% to 14.70% payable in monthly installments; bargain purchase option at lease expiration	207,110	302,507
Other	10,395	20,837
	30,255,092	42,228,689
Less current maturities	8,846,051	16,674,019
	$21,409,041	$25,554,670

Term Loans- MB Financial Bank (“MB Bank”)

At December 31, 2007, balances due to MB Bank totaled $12,550,000. During 2008, additional amounts were advanced to the Company totaling $3,500,000. As called for under the loan agreements, principal payments of $710,000 were made.

On May 2, 2008, MB Bank filed a complaint against the Company in the United States District Court for the Northern District of Illinois, Eastern Division seeking, amongst other things, to recover the amounts due under the notes. At the time of the filing of the complaint, balances due totaled $15,340,000.

On June 18, 2008, the parties entered into a Forbearance Agreement, which expired on October 10, 2008, setting forth revised terms and conditions, including the dismissal of the court action without prejudice. Revised terms included monthly principal payments of $266,667 beginning July 15, 2008. In addition, commencing April 21, 2008, interest on all loans was to be calculated using the Default rate in the loan agreements (ranged from 9.37-9.62% as of June 18, 2008) payable on a monthly basis beginning on July 15, 2008. The agreement also contained certain reporting requirements and financial covenants that the Company had to adhere to during the period of the agreement.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE G - LONG-TERM DEBT (continued)

In connection with this Forbearance Agreement, the Company made a payment to the bank of $3,000,000 which was applied as follows: $2,670,436 against principal balances outstanding with the remaining $329,564 applied against outstanding interest due. Funds were raised by issuing promissory notes to certain stockholders and an officer totaling $2,300,000. These promissory notes carry an annual interest rate of 10%, payable monthly starting July 1, 2008, and were to be due on October 10, 2008. Payments of principal and interest were fully subordinated to amounts due to MB Bank. The remaining $700,000 came from the Company’s operating cash.

For the years ended December 31, 2008 and 2007, the Company recorded interest expense of $1,096,799 and $563,799, respectively.

In December 2008, the Company repaid all outstanding balances due under the term loans with MB Financial Bank.

Notes payable to stockholders

During 2007, notes payable to stockholders were created to finance the Company’s leveraged employee stock ownership plan acquisition loans. The notes called for quarterly principal and interest payments. The notes are secured by substantially all the assets of the Company which was subordinated until the term loans to MB Bank discussed above were paid off in December 2008. During 2008, the Company made principal and interest payments of $1,681,289 and $600,818, respectively, under certain of these notes. During 2008, the stockholders agreed to defer principal and interest payments totaling $3,436,605. Subsequent to December 31, 2008, the amounts due stockholders under these notes were restructured (see discussion below). Interest expense recognized on these notes was $1,874,102 and $1,144,467 for the years ended December 31, 2008 and 2007, respectively.

In June 2008, in connection with the agreement with MB Bank discussed above, the Company issued unsecured promissory notes to certain stockholders and an officer totaling $2,300,000. The notes were to be due on October 2008 and carried an interest rate of 10%. As of December 31, 2008, accrued and unpaid interest totaled $123,507. No payments of principal or interest were made on these notes during 2008. Subsequent to December 31, 2008, the amounts due stockholders under these notes were restructured (see discussion below).

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE G - LONG-TERM DEBT (continued)

Effective January 2, 2009, certain of the notes payable to stockholders were renegotiated. The stockholders agreed to reductions in the balances due and all accrued but unpaid interest through January 2, 2009 was added to the principal balance. In addition, the interest rate was adjusted to 5% per year. The balances of these notes payable to stockholders were revised as follows:

Balances as of December 31, 2008	$29,736,630
Add (deduct):
Principal reductions (debt extinguishment)	(4,836,931)
Accrued interest through January 2, 2009	1,047,625
Balances as of January 2, 2009	$25,947,324

Effective January 2, 2009, terms on the restructured notes payable to stockholders were revised as follows:

Notes maturing December 31, 2012; interest rate of 5%; quarterly principal and interest payments of $992,119	$14,311,745
Note maturing March 15, 2012; interest rate of 5%; monthly principal and interest payments of $100,000	10,958,553
Note maturing December 27, 2012; interest rate of 7%; quarterly principal and interest payments of $48,881	677,026
Total notes payable to stockholders	$25,947,324

In connection with the debt restructuring, the Company will recognize a gain on debt extinguishment of approximately $5.8 million in 2009.

Other

On December 30, 2008, the Company executed an unsecured promissory note with a vendor for certain legal expenses in the amount of $158,640. The note carries an interest rate of 8% and is due on April 30, 2009.

On April 20, 2007, the Company purchased certain intangible assets and equipment from Multiband Corporation.  Intangible assets include servicing rights and subscription residuals.  The purchase price was $745,790, which is inclusive of an assumption of an installment payable of $329,036. Monthly principal and interest payments of $8,659 are made through the date the note matures (May 20, 2010). As of December 31, 2008, the balance on the note was $142,317 and the interest rate under this note was 4.53%.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE G - LONG-TERM DEBT (continued)

Aggregate annual maturities of long-term debt and capital lease obligations for the years ended December 31 (after the January 2, 2009 note renegotiations noted above), are as follows:

2009	$4,486,569
2010	4,482,476
2011	4,609,368
2012	4,809,615
2013	814,612
Thereafter	7,263,145
$26,465,785

NOTE H - LINE OF CREDIT

In January 2008, the Company entered into a line of credit agreement with a bank that provides borrowings up to $50,000. Amounts outstanding under this line of credit carry an interest rate defined as the prime rate plus 3.0% (7.0% as of December 31, 2008). As of December 31, 2008, the amount outstanding was $44,665. This line of credit is guaranteed by a stockholder of the Company.

NOTE I - NOTE PAYABLE

On December 31, 2007, the Company fully paid its 2008 premiums for certain insurance policies. As of December 31, 2007, included within prepaid expenses and other, are pre-payments of $4,206,679 related to these policies. The amount financed by an outside lender was $3,776,507 which is reported as a note payable in the accompanying balance sheet as of December 31, 2007. Principal and interest at 6.0% was payable in ten equal monthly installments of $430,172 through October 2008. The balance was paid in full during October, 2008.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE J - LEASES

The Company is obligated under various capital leases for certain equipment.  The Company leases certain fleet vehicles and distribution warehouses under operating leases.  The following is a schedule of future minimum lease payments for all non-cancellable long-term capital and operating leases as of December 31, 2008:

	Capital	Operating

2009	$103,332	$7,484,000
2010	103,332	6,360,000
2011	37,661	5,039,000
2012	-	1,939,000
2013	-	526,000
Thereafter	-	901,000
Total minimum lease payments	244,325	$22,249,000
Less amount representing interest	37,215
Present value of minimum payments	$207,110

The Company leases substantially all of its fleet vehicles under operating leases from one lessor. The Company has entered this agreement jointly and severally with various subsidiaries of the Company. Each lease commences upon the in-service date of the vehicle and requires scheduled lease payments to be paid monthly for one year.  After one year, the Company has the option to renew the open ended lease for one year renewal periods or surrender the leased vehicle to the lessor to be sold.  If the net proceeds of such sale exceed the vehicles then depreciated value, the lessee receives the benefit of such excess. If there is a deficiency upon such sale, the lessee is required to pay the deficiency as additional rent to lessor. For the years ended December 31, 2008 and 2007, the Company recognized losses on sales of vehicles of approximately $1,313,000 and $8,000, respectively. In 2008, the lessor used a portion of the security deposits it held to fund losses of approximately $720,000, with the balance of the losses of $593,000 paid in cash. All 2007 losses were paid in cash by the Company. In addition, the Company has a security deposit with the lessor in the amount of approximately $1,444,000 and $2,553,000, respectively, which is included in other assets in the accompanying balance sheets as of December 31, 2008 and 2007, respectively. For the years ended December 31, 2008 and 2007, the Company’s operating lease expense under the lease totaled approximately $7,692,000 and $7,012,000, respectively.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE J - LEASES (continued)

Non-cancellable leases for distribution warehouses expire in various years through 2013.  These leases generally contain renewal options for periods ranging from two to five years and require the Company to pay all executory costs (property taxes, maintenance and insurance).  The Company is also required to pay refurbishment expenses upon the expiration of the leases.  The Company estimated the present value of this liability to be $76,700 and $85,747 at December 31, 2008 and 2007, respectively and has included it within accrued expenses in the accompanying balance sheets.  These leases generally contain escalating rent terms.  Included within accrued expenses in the accompanying balance sheets is approximately $118,000 at December 31, 2008 and 2007, respectively to account for the escalating rent payments on a straight-line basis.  Rent expense for all operating leases amounted to $1,660,506 and $1,760,189 for the years ended December 31, 2008 and 2007, respectively.

Total cost and accumulated amortization of the leased equipment was $389,431 and $217,126 at December 31, 2008 and $405,104 and $152,164 at December 31, 2007, respectively.

NOTE K - INCOME TAXES

The provision for income taxes includes these components as of December 31, 2008 and 2007, respectively:

	2008	2007
Taxes currently payable	$188,130	$368,737
Change in FIN 48 reserve	(37,920)	125,671
Deferred income taxes	-	2,303,000
Stockholders’ equity	-	2,254,263
Total tax provision	$150,210	$5,051,671

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense as of December 31, 2008 and 2007, respectively, is as follows:

	2008			2007
Computed at statutory rate	$(3,611,768)	(34.0	) %	$(9,487,643)	(34.0	) %
Increase (decrease) resulting from:
Permanent differences resulting from incentive stock options	-	-		55,246	0.2
Other permanent differences	31,726	0.3		52,000	0.1
Change in reserve for uncertain tax positions	(37,920)	(0.4)		125,671	0.2
State income taxes, net of federal benefit	(627,199)	(5.9)		(1,182,000)	(4.5)
Change in deferred tax asset valuation allowance	4,310,920	40.7		13,251,506	47.0
Adjustment to stockholders’ equity for shares released below cost	-	-		2,254,263	9.2
AMT, minimum fees and other	84,451	0.7		(17,372)	(0.1)
Actual tax provision	$150,210	1.4%		$5,051,671	18.1%

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE K - INCOME TAXES (continued)

The tax effects of temporary differences related to the deferred income taxes shown on the balance sheets as of December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred tax assets:
Accrued related party interest	$609,000	$50,000
Accrued legal settlement	1,632,000	1,084,000
Accrued stockholder payroll	-	29,000
Accrued vacation	302,000	278,000
Accrued expenses- general	758,000	14,000
Stock options granted- not exercised	1,048,000	1,025,480
Fixed assets and other capital costs	264,000	340,000
Excess ESOP contributions over Section 404 limit	-	4,283,000
Net operating loss carryforwards	14,804,000	6,320,026
	19,417,000	13,423,506

Deferred tax liabilities:
Prepaid expenses	(585,000)	(172,000)
	(585,000)	(172,000)

Net deferred tax asset before valuation allowance	18,832,000	13,251,506

Valuation allowance:
Beginning balance	(13,251,506)	-
Increase during the period	(5,580,494)	(13,251,506)
Ending balance	(18,832,000)	(13,251,506)

Net deferred tax asset (liability)	$-	$-

The change in deferred tax asset valuation allowance for 2008 was $5,580,494 less a true-up of the 2007 net operating losses due to adjusting to the exact rate and a true-up of the 2007 ESOT book to tax difference of $1,269,574.

At December 31, 2008 and 2007, the Company had unused U.S. federal net operating loss carryforwards of approximately $37,087,000 and $15,222,000, respectively, expiring from 2023 through 2027.

At December 31, 2008 and 2007, the Company had unused state net operating loss carryforwards of approximately $36,582,000 and $20,000,000, respectively, expiring in various years from 2010 through 2027.

Based upon the evidence as of December 31, 2008 regarding the likelihood of utilizing these loss carryforwards before the expiration date, a valuation allowance has been provided for the full amount of tax benefit.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE K - INCOME TAXES (continued)

The FASB has published FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”, to address the non-comparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB SFAS No. 109 (SFAS 109), “Accounting for Income Taxes”, on the uncertainty in income taxes recognized in an enterprise’s financial statements.  Specifically, FIN 48 prescribes (a) a consistent recognition threshold and (b) a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides related guidance on derecognition, classification, interest and penalties, accounting interim periods, disclosure and transition.  The Company adopted FIN 48 as of January 1, 2007. To the extent interest and penalties would be assessed by taxing authorities on any underpayment of income taxes, such amounts would be accrued and classified as a component of selling, general and administrative expense in the consolidated statement of operations.  Due to the loss carry forwards generated by the company, the Company’s federal and state tax returns are open to examinations for years from 2005 to the current year.

Unrecognized tax benefits are included within income taxes payable. A reconciliation of the beginning and ending amount of unrecognized tax benefits follows:

	2008	2007
Beginning balance, January 1	$362,133	$-
Additions for tax positions related to current year	-	125,671
Additions for tax positions of prior years	-	236,462
Reductions for tax positions of prior years	(37,920)	-
Settlements with taxing authorities	-	-
Ending balance, December 31	$324,213	$362,133

At December 31, 2008 and 2007, all of the unrecognized tax benefits, if recognized, would change the effective tax rate. For the years ended December 31, 2008 and 2007, the Company has recorded $8,700 and $10,000, respectively, of interest expense related to the unrecognized tax benefits. At December 31, 2008 and 2007, total interest accrued for uncertain tax benefits was $57,830 and $49,112, respectively.

The current year reduction in unrecognized tax benefits was due to a lapse in the statute of limitations. The Company expects the total unrecognized tax benefits to decline by approximately $84,000 in 2009 due to the lapse in the applicable statutes of limitations in certain state taxing jurisdictions. All of this amount will impact the effective tax rate.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE L - EMPLOYEE STOCK OWNERSHIP PLAN

The Company sponsors a leveraged and non-leveraged employee stock ownership plan and trust (“ESOP”) for the benefit of eligible employees.  Under the leveraged Plan, the Company makes annual contributions to the ESOP equal to the ESOP’s debt service.  The ESOP loans were created to finance the ESOP’s purchase of shares of Company stock.  Unallocated Company shares held by the ESOP (“ESOP shares”) are pledged as collateral for its debt.  As the ESOP loans are repaid, shares are released from collateral based on the proportion of debt service paid in the year of total expected debt service and allocated to participants’ accounts.  The Company accounts for its ESOP in accordance with Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans.  Shares pledged as collateral are reported as unearned ESOP shares on the balance sheet.  As the shares are released from collateral, the Company reports compensation expense equal to the current fair value of the shares released. At December 31, 2007, all shares under the leveraged ESOP have been allocated or released for allocation. All ESOP loans were fully paid with zero balance as of December 31, 2007. Under the non-leveraged Plan, ESOP contributions are discretionary and ESOP compensation expense is recognized at the amount of the cash contribution or the estimated value of the stock contribution.

The Company recognized total ESOP compensation expense of $21,584,766 for the year ended December 31, 2007, which consists of the following transactions:

•
On December 27, 2007, the Company made cash contributions of $11,611,773 to the ESOP. The ESOP made principal payments equal to this Company contribution and the ESOP loans were fully paid as of this date. These principal payments resulted in the release of 64,747 shares for allocation. As the Company estimated the ESOP share value of $90.10, the Company recognized ESOP compensation expense of $5,833,704 related to the fair market value of shares released for allocation for the year ended December 31, 2007.

•
On December 27, 2007, the Company made cash contributions to the ESOP of $14,976,202 and this amount is included within ESOP compensation expense for the year ended December 31, 2007. The ESOP plan used these contributions to purchase 166,218 shares at $90.10 per share.

•
On December 27, 2007, the Company contributed 8,600 newly issued shares to the ESOP. The Company estimated the value of these ESOP shares at $90.10 and recognized compensation expense of $774,860 for the year ended December 31, 2007.

•
During the fourth quarter of the year ended December 31, 2007, the ESOP Plan made payments of $300,000 on ESOP loans, inclusive of principal of $171,225 and interest of $128,775. The principal payments made by the ESOP resulted in the release of 967 shares for allocation. As these ESOP loan payments were made to the Plan, no expense was recognized by the Company.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE L - EMPLOYEE STOCK OWNERSHIP PLAN (continued)

The leveraged ESOP shares as of December 31, 2008 and 2007 are as follows:

	2008	2007
Allocated shares	$310,253	$244,539
Shares released for allocation	-	65,714
Unreleased shares	-	-
	310,253	310,253

Fair value of unreleased shares at December 31	$-	$-

In connection with the ESOP, the Company is required to repurchase shares of terminated ESOP participants if the ESOP does not repurchase the shares. At December 31, 2008 and 2007, respectively, the fair value (as estimated by the Company) of the 310,253 allocated shares held by the ESOP is approximately $14,457,790 and $37,350,467, respectively.

NOTE M - ELIGIBLE INDIVIDUAL ACCOUNT PLAN

The Company sponsors an eligible individual account plan (“EIAP”) for the benefit of substantially all employees.  The Company’s contributions to the EIAP are discretionary and are determined by the board of directors.  There were no contributions to the EIAP for the years ended December 31, 2008 and 2007.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE N - SIGNIFICANT ESTIMATES AND CONCENTRATIONS

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current exposures due to certain concentrations. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise in the ordinary course of business.   The Company accrues for such litigation when a loss is considered probable and the amount of such loss, or a range of loss, can be reasonably estimated.  The Company has recorded accrued expenses of $4,080,109 and $2,682,938 at December 31, 2008 and 2007, respectively, for claims and settlements associated with litigation. The majority of the accrual relates to claims for back overtime wages alleged in a number of cases filed between 2006 to 2008 entitled Lachiev v. JBM (S.D. Ohio); Davis v. JBM (S.D. Ohio); Gruchy v. DirecTech Northeast (D. Mass); Stephen v. Michigan Microtech (E.D. Mich); and In re DirecTECH Southwest, Inc. (E.D. La).  At present, the Company is vigorously defending those claims. Defense costs are expensed as incurred.

Additionally, the Company is subject to pending claims and lawsuits for which losses are not probable and amounts cannot be reasonably estimated.  These losses could be material to the Company’s financial position, results of operations and cash flows.

Major Supplier/Customer

The Company purchases a substantial portion of its inventory from DirecTV.  DirecTV is the only supplier of the significant component parts, (i.e., dishes and receivers), to its end users.  Further, substantially all of the Company’s revenue is generated from services provided on behalf of DirecTV.  Receivables due from DirecTV represented 53% and 99 % of the Company’s accounts receivable balance as of December 31, 2008 and 2007, respectively.  Net sales generated from services provided on behalf of DirecTV represented 95% and 99% of total net sales for the years ended December 31, 2008 and 2007, respectively.

NOTE O - EQUITY INCENTIVE PLAN

During 2005, the Company adopted an equity incentive plan, under which the Company may grant common stock or incentive stock options to employees, including executive officers of the Company.

Effective January 1, 2007, the Company adopted SFAS No. 123R Share-Based Payment (SFAS 123R), which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. SFAS 123R is being applied on the modified prospective transition method. The consolidated financial statements for the years ended December 31, 2008 and 2007 recognize compensation cost for the portion of the outstanding awards which have vested during the period. The Company recognizes stock-based compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE O - EQUITY INCENTIVE PLAN (continued)

During 2007, the Company issued ten-year options to purchase up to 84,000 shares of the Company’s common stock at an exercise price of $90.10 per share to various management personnel. These options were issued at a weighted average fair value of $48.81 per share. There were no options granted under this plan in 2008. As of December 31, 2008, options to purchase up to 46,671 shares were vested and exercisable and options to purchase up to 34,000 shares have been forfeited with a weighted average exercise price of $90.10. The weighted average remaining life of options outstanding was 9.0 and 10.0 years as of December 31, 2008 and 2007, respectively.

For the years ended December 31, 2008 and 2007, total stock-based compensation expense of $54,179 and $3,178,605, respectively, is included in costs and expenses in the accompanying consolidated statements of operations. Estimated stock-based compensation expense in future periods, based on stock options currently outstanding, is as follows:

For the years ended December 31:
2009	$54,179
2010	54,179
2011	54,130
$162,488

In determining the compensation cost of the option granted during the year ended December 31, 2007, as specified by SFAS 123R, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

Risk-free interest rate	4.56%
Expected life of options granted	4.25 years
Expected volatility rate	65%
Expected dividend yield	0%

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE P - RELATED PARTY TRANSACTIONS

At December 31, 2007, the Company had various notes receivable due from certain stockholders.  These notes had common terms and matured on July 1, 2019.  The interest rates were fixed at 5.24%.  Principal and interest was receivable in quarterly installments totaling $26,640.  As of December 31, 2007, balances due under these notes totaled $919,667. Interest income recognized for the years ended December 31, 2008 and 2007 was $23,809 and $43,409, respectively. On July 1, 2008, the stockholders agreed to allow the Company to offset the balances remaining under those notes ($886,584) against notes payable they held (see Long-term debt footnote).

The Company has a note receivable due from a non-affiliated entity that is 50% owned by a stockholder.  The stated value of this note receivable is $50,950 and $102,950 at December 31, 2008 and 2007, respectively.  The note is non-interest bearing and will be paid down monthly from October 31, 2007 through maturity on December 31, 2009.  The Company has discounted this note to its present value using the Company’s effective borrowing rate.  The carrying value of this note receivable was $33,752 and $85,752 at December 31, 2008 and 2007, respectively, and imputed interest income recognized for the years ended December 31, 2008 and 2007 was $0 and $5,614, respectively.

Management Agreement

In November 2007, the Company entered into a Management Services and Transition Agreement with Multiband. Under this agreement, Multiband provided general management, financial and other consulting services to the Company. Fees paid under this agreement were $25,000 per week. In September 2008, the agreement was amended to increase the fixed fees payable up to $50,000 per week as of July 1, 2008 and to include the payment of a performance fee equal to 25% of earnings before interest, taxes, depreciation, amortization and the performance fee for the period March 1, 2008 through December 31, 2008. Subsequently, in October 2008, the rate of the performance fee was increased to 40% for the period March 1, 2008 through September 30, 2008. Subsequent to year-end, the agreement was terminated.

For the years ended December 31, 2008 and 2007, the Company incurred management and performance fees totaling $3,174,495 and $210,261, respectively. During 2008, the Company agreed to reduce the balance due from Multiband under the note receivable executed in connection with the sale of Michigan Microtech by $1,946,000 as payment of a portion of these management fees. As of December 31, 2008, balances due Multiband under these agreements totaled $518,024, which is included in accounts payable in the accompanying balance sheet.

Note Payable to Multiband

As of December 31, 2008, the Company had a note payable to Multiband in the amount of $5,000,000 as evidenced by a promissory note which is due in equal annual installments beginning on January 1, 2010 until the note is paid in full. The note carried an annual interest rate of 8.25%. Subsequently, the amount of the note was amended to $5,843,972. In connection with the sale of the operating entities to Multiband, as discussed in Note R, the balance of this note was offset against the note receivable from Multiband.

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

NOTE Q - SALE OF MICHIGAN MICROTECH

Effective March 1, 2008, the Company sold 51% of the shares it held in Michigan Microtech to Multiband Corporation (“Multiband”) pursuant to a Supplemental Agreement and Plan of Share Exchange. In return, the Company received 1,490,000 shares of restricted Multiband common stock valued at $3,620,700 ($2.43 per share) and a promissory note in the amount of $2,246,000. The Company also received certain piggyback registration rights with regards to the Multiband shares.

In connection with the sale, the Company recorded a gain of approximately $2.9 million, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2008.

Effective March 1, 2008, because the Company owns only 49% of Michigan Microtech, the financial position and results of operations of Michigan Microtech for the period March 1, 2008 through December 31, 2008 are no longer included in the Company’s consolidated financial statements. Accordingly, the Company accounts for its remaining investment in Michigan Microtech using the equity method of accounting. For the period March 1, 2008 through December 31, 2008, the Company has recorded income in the amount of $652,167 for their 49% share of income for the period. As of February 28, 2009, the Company recorded a capital contribution of $141,505 in lieu of payment of any tax liability which may have been generated by Michigan Microtech during the period January 1 through February 29, 2008 when Michigan Microtech was part of the consolidated federal income tax return of the Company and its wholly owned subsidiaries.

In accordance with Financial Accounting Standard (“FAS”) 115, “Accounting for Certain Debt and Equity Securities”, the Company has determined that the shares of Multiband common stock held qualify as “available for sale” securities, with any unrealized gains or losses represented by the difference between fair value and original cost excluded from earnings. Accordingly, the Company has recorded an unrealized loss of $1,847,600, which is included in stockholders’ deficit in the accompanying consolidated balance sheet as of December 31, 2008 (See Note C).

The promissory note received by the Company from Multiband carries a stated interest rate of 5%. The entire principal balance, together with all accrued and unpaid interest, is due February 29, 2013. During 2008, the amount of the promissory note was reduced by $1,946,000, reflecting a payment under the management agreement between the two parties, leaving a balance due under the note of $300,000. As of December 31, 2008, the Company has recorded accrued interest receivable of $76,978, which is included in other current assets in the accompanying consolidated balance sheet. Subsequent to December 31, 2008, the Company has agreed to offset the balance due under this note against the purchase price of the amount received for the sale of all the operating subsidiaries (see Note R).

DIRECTECH HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2008 and 2007

  NOTE R - SUBSEQUENT EVENT

Effective January 2, 2009, the Company sold 80% of the stock it held in all its subsidiaries, with the exception of Michigan Microtech, to Multiband. In addition, the Company sold an additional 29% of the stock it held in Michigan Microtech to Multiband. In exchange for the stock, the Company received total consideration of $41.2 million, consisting of $500,000 of cash at closing plus two promissory notes. The first promissory note is in the amount of $500,000, payable without interest as follows: $250,000 on demand on or after April 1, 2009 and $250,000 after Multiband’s retention of senior financing, as defined, no later than August 31, 2009. The second promissory note is in the amount of $40.2 million, payable four years after the date of sale, with an annual interest rate of 8.25%. Interest will be payable on a quarterly basis with the first payment due April 1, 2009. Both notes are secured by the underlying stock sold to Multiband and all the assets of the subsidiaries.

In connection with this sale of stock, the Company will recognize a pretax gain of approximately $50 million in the first quarter of 2009.

Subsequent to the closing of the transaction, the Company agreed to reduce the amount of the second promissory note by $5,843,972, the amount of the note payable to Multiband which existed as of December 31, 2008. The offset reduced the amount of the promissory note to $34,356,028.

As part of the agreement, Multiband shall have until December 31, 2009, subject to stockholder approval, to purchase the remaining 20% of the issued and outstanding shares of common stock of the subsidiaries.  The consideration for the 20% purchase will be $10 million of Multiband Series J Preferred Stock, whose issuance will require Multiband stockholder approval. If Multiband is unable to complete that part of the transaction by December 31, 2009, the interest rate on the second promissory note is increased by 2% per quarter, beginning January 1, 2010, to a maximum rate of 18%, until the preferred stock is issued.

Beginning with the fiscal quarter ending March 31, 2009, the Company will receive a quarterly cash payment equal to 20% of the net income, as defined in the agreement, of the subsidiaries sold.

As part of the this transaction, effective January 2, 2009, the Company was provided with a working capital line of credit in the amount of $500,000 by a stockholder of the Company.

Under the terms of the agreement, the Company has agreed to indemnify Multiband for 50% of certain litigation claims and related expenses (see Note N - Significant Estimates and Concentrations) once those claims are settled and paid by offsetting those amounts against amounts due under the promissory note. As of December 31, 2008, the liability is estimated to be $2,290,000.